UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Schedule 14a of the Securities

Exchange Act Of 1934

Filed by the Registrant ☑

Filed by a party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a‑12

Cassava Sciences, Inc. (Name of Registrant as Specified in its Charter)

Not Applicable (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

I am pleased to invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Cassava Sciences, Inc., which will be held virtually via webcast on Friday, May 23, 2025 at 10:00 a.m. Central Time. Broad investor participation is valued and encouraged.

You will notice a few important changes in our proxy statement this year and I’d like to take a moment to explain to you why we think they are important.

As you'll discover in our proxy statement, we are putting forth a proposal to amend the Non-Employee Director Compensation Program to increase director compensation. The compensation currently paid to our directors is not competitive with our peer group or virtually any other public life sciences company. To recruit and retain the highest quality directors with the expertise our company needs, we need to bring our Director compensation up to the average level of our peers. To give us the tools that we need to recruit and retain top talent, we are asking you to vote in favor of this proposal (Proposal Two).

The other proposal that we would like you to support is a change in Director classification. The company has historically operated with three separate classes of Directors who are elected to three-year terms. The company has two Class 1 Directors whose terms expire this year and are on the ballot to be re-elected, four Class 2 Directors who terms expire in 2026 and one Class 3 Director whose term would expire in 2027. This is known as a "staggered board" and institutional governance departments generally frown on such structures because they believe they are unfriendly to shareholders. We agree. While we believe it is important to maintain institutional knowledge on a company’s Board of Directors, we think that can be accomplished by having 2 classes of Directors who serve two-year terms. We believe it is in the best interest of shareholders to change this now and shrink our current class structure from 3 classes to 2.

However, our three-class structure is written into our corporate charter and any action that would amend our corporate charter would require a two-thirds majority of all shares outstanding to vote in favor of such a change. We understand that it could be remarkably difficult to get more than 32 million votes to change the corporate charter - especially since our shareholder base is fragmented with few large institutions holding large equity stakes in our company - but we strongly believe that such a change is in the best interest of shareholders and we are asking you to vote in favor of this proposal. (Proposal Three)

Thank you for your consideration.

On behalf of the Board of Directors of Cassava Sciences, I would like to express my appreciation for your ongoing support of our research and development programs.

Sincerely,

/s/Richard J. Barry

Richard Barry

President, Chief Executive Officer

and Board member

Cassava Sciences, Inc.

6801 North Capital of Texas Highway

Building 1, Suite 300

Austin, TX 78731

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Cassava Sciences, Inc. (“we” or the “Company”), a Delaware corporation, which will be held virtually on Friday, May 23, 2025 at 10:00 a.m., Central Time (the “Annual Meeting”). The webcast for the Annual Meeting is:

meetnow.global/M6YCARY.

The Annual Meeting will be held for the following purposes, as more fully described in the proxy statement accompanying this notice:

●	Proposal One: To re-elect Robert Anderson, Jr. and Michael J. O’Donnell, as Class I Directors to serve for three-year terms and until their successors are duly elected and qualified;

●	Proposal Two: To approve an amendment to the Company’s Non-employee Director Compensation Program;

●	Proposal Three: To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to reduce the Company’s Board classification from three to two;

●	Proposal Four: To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025;

●	Proposal Five: To approve, by a non-binding advisory vote, 2024 executive compensation for the Company’s named executive officers; and

●	To transact such other business as may properly be brought before the Annual Meeting and any adjournment(s) or postponement(s) thereof.

Our Board of Directors has fixed the close of business on April 3, 2025 as the record date (“Record Date”) for the Annual Meeting. Only stockholders of record and beneficial owners of shares of our Common Stock as of the close of business on the Record Date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting.

To attend the Annual Meeting, vote your shares electronically and submit questions during the Annual Meeting, please register at meetnow.global/M6YCARY. After registering, you will receive further instructions by email, including a unique link to access the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote as soon as possible.

THE ACCOMPANYING PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE ANNUAL MEETING. THE PROXY STATEMENT AND THE RELATED PROXY CARD ARE BEING DISTRIBUTED ON OR ABOUT APRIL 17, 2025. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

● COMPLETE AND RETURN A WRITTEN PROXY CARD
● VOTE BY INTERNET OR TELEPHONE
● VIRTUALLY ATTEND THE ANNUAL MEETING AND VOTE

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING YOU ARE URGED TO (1) MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED OR (2) VOTE YOUR SHARES BY INTERNET OR TELEPHONE. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE VIRTUALLY EVEN IF HE OR SHE HAS RETURNED A PROXY CARD OR HAS VOTED BY INTERNET OR TELEPHONE USING THE INFORMATION ON YOUR PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 23, 2025:

The Company’s Proxy Statement, form of proxy card and Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available free of charge at: https://www.CassavaSciences.com/financial-information/annual-reports.

By Order of the Board of Directors,

/s/ Richard J. Barry

Richard Barry

President, Chief Executive Officer

and Board member

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements”. All statements other than statements of present or historical facts contained in this Proxy Statement, including statements anticipating or otherwise relating to our future results of operations and financial position, future results of ongoing clinical trials, business strategy, plans and objectives for future operations, and anticipated events or trends, are forward-looking statements. In some cases, forward-looking statements are identified by terms such as “aim,” “anticipate,” “believe,” “could,” “drive,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “project,” “seek,” “should,” “strategy,” “will” and “would” or the negatives of these terms or other comparable terminology.

The forward-looking statements in this Proxy Statement are based on our beliefs, assumptions and expectations of our future performance, events and developments, based on currently available information and plans. Forward-looking statements involve risks and uncertainties, and our actual results and the timing of events may differ materially from those discussed in the forward-looking statements. Such forward-looking statements include, but are not limited to, those described in “Item 1A. Risk Factors” section of the Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Investors should consider such risks before investing in our Company. Accordingly, you should not place undue reliance upon any forward-looking statements. We cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will affect us or our operations in the way we expect.

The forward-looking statements included in this Proxy Statement are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

In addition, statements that “we believe” or similar statements reflecting our beliefs, views, and opinions on the relevant subject are based upon information available to us as of the date of this Annual Report. While we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and involve a number of assumptions and limitations, and you are cautioned not to unduly rely upon these statements.

General	1
How can I attend the Annual Meeting	1
What steps do I need to take if I am a "beneficial" owner?	1
Can I submit a stockholder question in advance of the Annual Meeting?	1
Why are you holding a virtual Annual Meeting instead of a physical Annual Meeting?	1
What if I have trouble accessing the Annual Meeting virtually?	2
Record Date and Share Ownership	2
Revocability of Proxies	2
Voting	2
Solicitation of Proxies	2
Quorum; Abstentions; Broker Non-Votes	2
Deadline for Receipt of Stockholder Proposals	3
Householding	3
Proposal 1: ELECTION OF TWO CLASS I DIRECTORS	4
Proposal 2: APPROVE AN AMENDMENT TO THE COMPANY'S NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM	5
Proposal 3: APPROVE AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION REDUCING THE COMPANY'S BOARD CLASSIFICATION FROM THREE TO TWO	10
Proposal 4: RATIFY SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025	11
Proposal 5: NON-BINDING ADVISORY VOTE TO APPROVE 2024 EXECUTIVE COMPENSATION FOR THE COMPANY’S NAMED EXECUTIVE OFFICERS	12
Directors and Executive Officers	13
Security Ownership of Certain Beneficial Owners and Management	18
Executive Compensation and Other Matters	19
Report of the Audit Committee of the Board of Directors	35
Certain Relationships and Related Transactions	36
Other Matters	36

Cassava Sciences, Inc.

6801 N Capital of Texas Highway, Building 1; Suite 300, Austin, Texas 78731

________________

PROXY STATEMENT

________________

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Cassava Sciences, Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held virtually on Friday, May 23, 2025, at 10:00 a.m., Central Time, (the “Annual Meeting”) and at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s principal executive offices are located at the address listed at the top of this page and the Company’s telephone number is (512) 501-2444.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”), is being mailed together with these proxy solicitation materials to all stockholders entitled to vote. This proxy statement for the Annual Meeting (the “Proxy Statement”), the accompanying proxy card and the Annual Report will first be mailed on or about April 17, 2025 to all stockholders entitled to vote at the Annual Meeting.

THE COMPANY SHALL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS A COPY OF THE ANNUAL REPORT UPON REQUEST OF A STOCKHOLDER MADE IN WRITING TO CASSAVA SCIENCES, INC., 6801 N CAPITAL OF TEXAS HIGHWAY, BUILDING 1; SUITE 300, AUSTIN, TEXAS 78731, ATTENTION: INVESTOR RELATIONS.

How can I attend the Annual Meeting?

Only stockholders of record and beneficial owners of shares of our Common Stock as of the close of business on April 3, 2025 (the “Record Date”) may attend and participate in the Annual Meeting, including voting and submitting questions to be answered at the Annual Meeting. At the close of business on the Record Date, there were 48,307,896 shares of our Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote.

To attend the Annual Meeting, you must register in advance at meetnow.global/M6YCARY using the control number located on your Proxy Card, Notice of Internet Availability of Proxy Materials, or voting instruction form. Upon completing your registration, you will receive further instructions by email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions to be answered at the Annual Meeting. If you are a beneficial owner of shares registered in the name of a broker, bank, or other nominee, as part of the registration process, you will also need to provide the registered name on your account and the name of your broker, bank, or other nominee.

The Annual Meeting will start promptly at 10:00 a.m., Central Time. You should log on to the Annual Meeting site at least fifteen minutes prior to the start of the Annual Meeting to provide time to register and download the required software, if needed. For further assistance should you need it, you may call 1-888-724-2416.

What steps do I need to take if I am “beneficial owner”?

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are the “stockholder of record” with respect to those shares. If you are a stockholder of record, we sent our proxy materials directly to you. If your shares are held in a stock brokerage account or by a bank, you are considered the “beneficial owner” of shares held in street name. In that case, our proxy materials will be forwarded to you by your broker or bank, which is considered the stockholder of record with respect to those shares. Your broker or bank will also send you instructions on how to vote. If you have not heard from your broker or bank, please contact them as soon as possible.

Can I submit a stockholder question in advance of the Annual Meeting?

Yes, we invite stockholders to submit questions via email to AnnualMeeting2025@CassavaSciences.com up through the time of the Annual Meeting.

We intend to respond to questions in two parts: the first period for questions that relate to the business of this Annual Meeting and a second period for general questions or comments about our business as a whole.

We may reword questions for clarity. If we receive substantially similar questions, to avoid repetition we will group those questions together and provide a single response. Questions regarding personal matters or matters not relevant to the Annual Meeting will not be answered.

Questions are not confidential. However, due to SEC Regulation Fair Disclosure (Reg FD), limits around legal disclosures, time constraints or other limitations, we may not be able to address all comments or questions.

Why are you holding a virtual Annual Meeting instead of a physical Annual Meeting?

We are embracing virtual technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. We believe that hosting a virtual Annual Meeting will enable more of our stockholders to attend and participate in the Annual Meeting since our stockholders can participate from any location around the world with Internet access.

What if I have trouble accessing the Annual Meeting virtually?

The virtual platform for the Annual Meeting is intended to be fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the Annual Meeting. We encourage you to access the virtual platform for the Annual Meeting prior to the start time. For further assistance should you need it, you may call 1-888-724-2416.

Record Date and Share Ownership

Stockholders of record at the close of business on the Record Date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournment(s) or postponement(s) thereof. The Company has one series of common shares issued and outstanding, designated as Common Stock, $0.001 par value per share (“Common Stock”), and one series of undesignated preferred stock, $0.001 par value per share (the “Preferred Stock”). As of the Record Date, 120,000,000 shares of Common Stock were authorized and 48,307,896 shares of Common Stock were issued and outstanding and 10,000,000 shares of Preferred Stock were authorized and none were issued or outstanding. Each share of Common Stock entitles its holder to one vote. Cumulative voting of shares of Common Stock is not permitted.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be changed or revoked at any time prior to the taking of the vote or the polls closing at the Annual Meeting.

Stockholders of record may change their vote by:

●	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

●

providing a written notice of revocation to Cassava’s Secretary at Cassava Sciences, Inc., 6801 N Capital of Texas Highway, Building 1; Suite 300, Austin, Texas 78731, prior to the shares being voted; or

●

participating in the Annual Meeting and voting electronically online at meetnow.global/M6YCARY. Participation alone at the Annual Meeting will not cause a previously granted proxy to be revoked unless the stockholder specifically votes during the Annual Meeting online at meetnow.global/M6YCARY.

Please note, however, that if shares are held of record by a broker, bank or other nominee and a beneficial owner of shares wishes to revoke a proxy, such beneficial owner must contact that firm to revoke any prior voting instructions.

Voting

There are different voting requirements for the approval of the various proposals, as follows:

●

Proposal One: The directors will be elected by a plurality vote of the shares of Common Stock cast at the Annual Meeting. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, votes withheld and broker non-votes will have no impact once a quorum is present.

●

Proposal Two, Four and Five: The affirmative vote of a majority of votes cast at the Annual Meeting is required to approve an amendment to the Company’s Non-employee Director Compensation Program, the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm to the Company and the non-binding advisory vote to approve 2024 executive compensation. Abstentions and broker non-votes, if any, have no effect on the vote for any of these proposals.

●	Proposal Three: The affirmative vote of 66 2/3% of the outstanding shares of Common Stock is required to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to reduce the Company's Board classification from three to two. Abstentions and broker non-votes, if any, will have the effect of a vote against this proposal.

Solicitation of Proxies

The proxy for the Annual Meeting is being solicited on behalf of the Board of Directors. The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Common Stock in street name to forward to the beneficial owners of such shares. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally, via the internet or by telephone or facsimile, although the Company may reimburse these individuals for their reasonable out-of-pocket expenses. The Company does not expect to, but has the option to, retain a proxy solicitor.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or virtually at the Annual Meeting (“Votes Cast”) will be tabulated by the Inspector of Elections (the “Inspector”). The Inspector will also determine whether or not a quorum is present at the Annual Meeting. In general, the General Corporation Law of the State of Delaware (the “DGCL”) provides that a quorum consists of a majority of shares entitled to vote are present or represented by proxy at the Annual Meeting. Furthermore, under the DGCL, stockholders are not entitled to dissenter’s rights with respect to any matter to be considered and voted on at the Annual Meeting, and we will not independently provide stockholders with any such right.

The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum, but shares voted WITHHELD or ABSTAIN will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted:

●	Proposal One: FOR the election of Robert Anderson, Jr. and Michael J. O’Donnell as Class I Directors to serve for three-year terms and until their successors are duly elected and qualified;
●	Proposal Two: FOR an amendment to the Company’s Non-employee Director Compensation Program;
●	Proposal Three: FOR an amendment to the Company’s Amended and Restated Certificate of Incorporation to reduce the Company's Board classification from three to two;
●	Proposal Four: FOR the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025;
●	Proposal Five: FOR approval, by a non-binding advisory vote, of 2024 executive compensation for the Company’s named executive officers; and
●	To transact such other business as may properly be brought before the Annual Meeting and any adjournment(s) or postponement(s) thereof.

If a broker indicates on the enclosed proxy card or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will be considered as present at the Annual Meeting with respect to establishing a quorum for the transaction of business. See “—Voting” above for information as to how broker non-votes impact the vote for each proposal.

Deadline for Receipt of Stockholder Proposals

Requirements for Stockholder Proposals to be considered for inclusion in the Company’s proxy materials for the 2026 Annual Meeting:

Stockholders are entitled to present proposals for inclusion in the Company’s proxy statement at a forthcoming meeting of stockholders if they comply with the requirements of the Company’s Amended and Restated Bylaws and Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and related SEC regulations.

Under these requirements, proposals of stockholders that are intended to be included in the Company’s proxy statement for the 2026 annual meeting of stockholders must be received at the Company’s principal executive offices, 6801 N Capital of Texas Highway, Building 1; Suite 300, Austin, Texas 78731, Attention: Secretary, no later than Thursday, December 18, 2025, or not less than 120 days prior to the date of the Company’s proxy statement released to the stockholders in connection with the previous year’s annual meeting of stockholders. However, if the date of the 2026 annual meeting of stockholders is more than 30 days before or after the one-year anniversary date of the Annual Meeting, notice by the stockholder must be delivered a reasonable time before the Company begins to print and send its proxy materials (the “Proposal Deadline”). After the Proposal Deadline, a proposal of a stockholder is considered untimely.

Requirements for Stockholder Proposals to be presented at the 2026 Annual Meeting:

Our Amended and Restated Bylaws provide that stockholders may present nominees for the election of directors and proposals to be considered at an annual meeting by providing timely notice to the Company’s Secretary at 6801 N Capital of Texas Highway, Building 1; Suite 300, Austin, Texas 78731. A stockholder’s notice to the Secretary must set forth the information required by our Amended and Restated Bylaws as to each matter the stockholder proposes to bring before the annual meeting. To be timely for the 2026 annual meeting of stockholders, the Secretary must receive the written notice by no earlier than the close of business on Wednesday, December 24, 2025, and no later than the close of business on Friday, January 23, 2026. A proposal of or nomination by a stockholder is considered untimely if delivered to the Company outside of these deadlines and such proposal or nomination may be excluded by the Company, in its discretion, from being presented at the 2026 annual meeting of stockholders.

Requirements for Universal Proxy Rules for the 2026 Annual Meeting:

In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2026 annual meeting of stockholders must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”

Brokers with account holders who are the Company’s stockholders may be householding the Company’s proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once a stockholder receives notice from its broker that it will be householding communications to such stockholder’s address, householding will continue until the stockholder is notified otherwise or until the stockholder notifies their broker or the Company that such stockholder no longer wishes to participate in householding.

If, at any time, a stockholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report, such stockholder may (1) notify their broker, (2) direct their written request to: Investor Relations, Cassava Sciences, Inc., 6801 N. Capital of Texas Highway, Building 1; Suite 300, Austin, Texas 78731 or (3) contact the Investor Relations department by email at IR@cassavasciences.com or telephone 512-501-2450. Stockholders who currently receive multiple copies of the proxy statement or annual report at their address and would like to request householding of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

PROPOSAL ONE

ELECTION OF TWO CLASS I DIRECTORS

Nominees

The Company’s Board of Directors consists of nine directors, for which two seats are currently vacant. The Company has a classified Board of Directors, which is divided into three classes of directors whose terms expire at different times. The three classes are currently comprised of the following directors:

●	Class I consists of Robert Anderson, Jr. and Michael J. O’Donnell, who will serve until the upcoming Annual Meeting and who will stand for re-election as Class I directors at this meeting;
●

Class II consists of Richard J. Barry, Pierre Gravier, Robert Z. Gussin, Ph.D. and Claude Nicaise, M.D., who will serve until the 2026 annual meeting and who will stand for re-election as Class II directors at such meeting; and

●	Class III consists of Patrick J. Scannon, M.D., Ph.D., who will serve until the 2027 annual meeting and who will stand for re-election as a Class III director at such meeting.

At each annual meeting, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified. Proposal Three of this Annual Meeting, if approved, will reduce the existing classes of directors from three classes to two classes. In this event, the existing classes of directors will be consolidated and re-balanced for future annual meetings.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s nominees named below, who are currently directors of the Company. The nominees have consented to be named as such in this Proxy Statement and to continue to serve as directors if elected. If a nominee becomes unable or declines to serve as a director or if additional persons are nominated at the Annual Meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominees listed below if possible (or, if new nominees have been designated by the Company’s Board of Directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.

The nominees for Class I directors are Robert Anderson, Jr. and Michael J. O’Donnell. Biographical information for the nominees can be found below in the section entitled “Directors and Executive Officers.”

The Company is not aware of any reason that the nominees will be unable or will decline to serve as director. The term of office of an individual elected as director will continue until the Company’s annual meeting of stockholders held in 2028, unless Proposal Three is approved in which case the directors will continue until the Company’s annual meeting of stockholders held in 2027, and until a successor has been elected and qualified. Other than the relationships noted in the section entitled “Certain Relationships and Related Transactions – Legal Services,” there are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

Vote Required

Each director will be elected by a plurality vote of the shares of Common Stock cast on this matter at the Annual Meeting. Accordingly, the candidates receiving the highest number of affirmative votes of shares represented and voting on this proposal at the Annual Meeting will be elected as directors of the Company. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, votes withheld and broker non-votes will have no impact once a quorum is present. See “Quorum; Abstentions; Broker Non-Votes.”

THE CLASS II AND III DIRECTORS RECOMMEND THAT

STOCKHOLDERS VOTE FOR THE TWO CLASS I NOMINEES SET FORTH IN THIS PROPOSAL ONE.

PROPOSAL TWO

APPROVE AN AMENDMENT TO THE COMPANY’S NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

Summary and Purpose of Proposal

The Company is in a time of transition. To that end, we believe that attracting and retaining new, highly-qualified individuals to serve on the Company’s Board of Directors is critical to our success. In order to attract, motivate, retain and reward such non-employee directors, we believe that stockholder approval of an amendment to the existing compensation program for non-employee directors (the “Amended Non-employee Director Compensation Program”) is in the best interests of the Company and its stockholders. The Board is committed to attracting and retaining highly-qualified directors who bring a diverse set of experiences and perspectives. We believe our ability to attract and retain such highly-qualified directors has been inhibited by the existing compensation that we provide to non-employee directors in relation to peer companies.

Our directors are compensated pursuant to the Company’s Non-employee Director Compensation Program, which was adopted by the Board of Directors and approved by shareholder vote on May 4, 2023. Under this program, as described below, our non-employee directors are paid an annual cash retainer of $10,000, with no additional cash fees for committee service. Our directors also receive annual grants of stock options, including additional grants for committee service.  Prior to May 2023, our non-employee directors did not receive any form of compensation from the Company in 2022 and 2021.

In February 2025, consultants at Pearl Meyer & Partners, LLC (“Pearl Meyer”), a national compensation consulting firm, advised the Nominating & Governance Committee of the Company’s Board of Directors that the Company’s current director compensation structure deviates from typical peer practice. The annual cash retainer to non-employee directors of $10,000 is far below peer levels and the absence of additional cash fees for committee service is atypical. Pearl Meyer further advised the Committee that the current annual equity retainer is far below peer levels on a percentage of common shares basis.

In conjunction with analyses conducted by Pearl Meyer, the Nominating & Governance Committee recommended, and the Board adopted, amendments to the Non-employee Director Compensation Program, described below, which bring the Company’s cash and equity retainers to non-employee directors to the median of peer group companies. Under the Amended Non-employee Director Compensation Program, the compensation of our non-employee directors would change as follows:

●	The annual cash retainer would increase from $10,000 to $40,000.
●	The director serving as Board Chair would receive an additional cash retainer of $30,000 annually.
●	Stock option grants for committee service would be eliminated.
●	Additional cash fees would be paid to the Chairs of the Audit, Compensation, and Nominating & Governance Committees of $15,000, $10,000, and $8,000 respectively.
●	Additional cash fees would be paid to non-Chair members of the Audit, Compensation, and Nominating & Governance Committees of $7,500, $5,000, and $4,000 respectively.
●	Annual equity awards to non-employee directors would increase from 10,000 to 26,500 stock options, vesting over one year.
●	Initial equity awards to new non-employee directors would increase from 20,000 to 53,000 stock options, vesting over three years.

We recommend that shareholders approve the proposed amendment to the Non-employee Director Compensation Program.

The Company’s Review of Existing Compensation Paid to Non-employee Directors

In February 2025, the Nominating & Governance Committee directed Pearl Meyer to conduct an analysis of the amount and type of compensation paid to the Company’s non-employee directors pursuant to the Non-employee Director Compensation Program. The Committee asked Pearl Meyer to make recommendations, as appropriate, to amend the Non-employee Director Compensation Program to bring the Company’s compensation to the 50th percentile of peer group companies.

Pearl Meyer’s subsequent analysis included a review of comparative data from a peer group of twenty (20) publicly traded biotechnology companies having a market capitalization ranging from approximately $50 million to $500 million that the Company established for this purpose based on Pearl Meyer’s review and recommendation. This peer group was updated from a review performed in August 2024 given the change in market capitalization of the Company. The peer group consists of the following companies:

Annexon, Inc.	Coya Therapeutics, Inc.	Protara Therapeutics, Inc.
Atea Pharmaceuticals, Inc.	Eledon Pharmaceuticals, Inc.	Quince Therapeutics, Inc.
Atossa Therapeutics, Inc.	Inhibikase Therapeutics, Inc.	Sagimet Biosciences Inc.
Avalo Therapeutics, Inc.	INmune Bio, Inc.	Skye Bioscience, Inc.
Cardiff Oncology, Inc.	Jasper Therapeutics, Inc.	Third Harmonic Bio, Inc.
Climb Bio, Inc.	Larimar Therapeutics, Inc.	Zura Bio Limited
Corbus Pharmaceuticals Holdings, Inc.	MediciNova, Inc.

The Nominating & Governance Committee, supported by the analysis performed by Pearl Meyer, then conducted a review and assessment of compensation payable to non-employee directors pursuant to the Non-employee Director Compensation Program. The Committee recommended to the Company’s Board of Directors that it amend the Non-employee Director Compensation Program to set non-employee director cash and equity compensation to align with the median of the peer group of companies. The Board of Directors then reviewed the recommendation of the Nominating & Governance Committee and amended the Non-employee Director Compensation Program effective on May 23, 2025, subject to stockholder approval at this Annual Meeting. The Company is seeking stockholder approval of the Amended Non-employee Director Compensation Program.

Based on Pearl Meyer’s analysis of this peer group, annual compensation under the Amended Non-employee Director Compensation Program to each non-employee director approximates the 50th percentile of the peer group for each component of the cash and equity compensation. That percentile ranking is subject to change during the remaining term of the Amended Non-employee Director Compensation Program based on changes to (i) the Company’s stock price and other valuation assumptions used to derive these percentiles and (ii) the compensation practices of this peer group.

Summary of the Amended Non-employee Director Compensation Program

The following is a summary of the material features of the Amended Non-employee Director Compensation Program. This summary does not purport to be a complete description of all the provisions of the Amended Non-employee Director Compensation Program and is qualified in its entirety by reference to the Amended Non-employee Director Compensation Program, a copy of which is attached as Appendix A to this Proxy Statement and is incorporated herein by reference.

Only the non-employee members of the Company’s Board of Directors are eligible to participate in the Amended Non-employee Director Compensation Program. There are currently six non-employee directors who are eligible to participate in the Amended Non-employee Director Compensation Program. If approved by the stockholders of the Company, the Amended Non-employee Director Compensation Program will become effective on May 23, 2025, the date of the Annual Meeting (the “Effective Date”).

The Amended Non-employee Director Compensation Program provides for a $40,000 annual retainer, payable in arrears to each member of the Company’s Board of Directors for each 12-month period of service during the 12-month period following the Effective Date, pro-rated for partial periods of service based on the number of quarters in which the non-employee director provides at least one day of service. The Amended Non-employee Director Compensation Program also provides for an additional $30,000 annual cash fee, payable in arrears, to the Board Chair. The Amended Non-employee Director Compensation Program also provides for an additional annual cash fee, payable in arrears, to the Chair of each of the Audit, Compensation, and Nominating & Governance Committees of $15,000, $10,000, and $8,000 respectively. The Amended Non-employee Director Compensation Program also provides for an additional annual cash fee, payable in arrears, to each non-Chair member of the Audit, Compensation, and Nominating & Governance Committees of $7,500, $5,000, and $4,000, respectively.

The Amended Non-employee Director Compensation Program provides for an annual nonqualified stock option grant on the date of the Company’s annual meetings of stockholders in 2025 for the right to purchase 26,500 shares of the Company’s common stock, vesting monthly over 12 months.

Newly appointed or elected members of the Board of Directors in 2025 and through the date of the annual meeting in 2026 would qualify to receive a nonqualified stock option grant for the right to purchase 53,000 shares of the Company’s common stock, vesting monthly over 36 months, and would thereafter receive benefits in the same manner as other non-employee directors under the Amended Non-employee Director Compensation Program.

All stock options are granted pursuant to the Company’s 2018 Equity Incentive Plan. Stock options have an exercise price per share equal to the fair market value of a share of the Company’s common stock at the time of grant and will have a maximum ten-year term.

If the Amended Non-employee Director Compensation Program is not approved by the Company’s stockholders, the Company will continue to provide its non-employee directors with compensation under the current Non-employee Director Compensation Program. We believe that such an outcome may have an adverse effect on the Company’s ability to attract and retain qualified directors to the Company’s Board of Directors.

Amendment and Termination of the Amended Non-employee Compensation Program

The Board of Directors generally may amend or terminate the Amended Non-employee Director Compensation Program at any time and for any reason by unanimous vote of the Company’s Board of Directors, subject to approval by the Company’s stockholders.

New Plan Benefits

Pursuant to the Amended Non-employee Director Compensation Program, as discussed in further detail in the section entitled “Summary of the Amended Non-employee Director Compensation Program” above, each of the Company’s non-employee directors is eligible to receive the following: (i) a $40,000 annual retainer for each 12-month period of service during the 12-month period following the Effective Date; (ii) an additional annual cash fee, payable in arrears, to the Chair of each of the Audit, Compensation, and Nominating & Governance Committees of $15,000, $10,000, and $8,000 respectively; (iii) an additional annual cash fee, payable in arrears, to each non-Chair member of the Audit, Compensation, and Nominating & Governance Committees of $7,500, $5,000, and $4,000 respectively; (iv) an annual grant on the date of the Company’s annual meetings of stockholders in 2025 of 26,500 stock options, vesting over 12 months and (v) an additional $30,000 annual retainer for each 12-month period of service during the 12-month period following the Effective Date for the Board Chair. In addition, any newly appointed or elected member of the Board of Directors in 2025 and through the date of the annual meeting in 2026 will receive 53,000 stock options, vesting over 36 months.

The following table summarizes the aggregate cash and number of stock options that the Company’s current non-employee directors as a group will receive if they remain non-employee directors during the term of the Non-employee Director Compensation Program and continue to serve on the same committees on which they currently serve (if any), and further assumes that there will be no newly appointed or elected members to the Company’s Board of Directors during the term of the Non-employee Director Compensation Program. This table also highlights the fact that none of the Company’s executive officers (including our NEOs) or employees will receive any cash, awards, or benefits under the Non-employee Director Compensation Program.

Name and Position	Dollar Value	Number of Shares/Units
Richard J. Barry, President, Chief Executive Officer and member of the Board of Directors	—	—
Remi Barbier, President Former Chief Executive Officer and Chairman of the Board of Directors	—	—
James W. Kupiec, M.D. Chief Medical Officer	—	—
Eric J. Schoen Chief Financial Officer	—	—
All current executive officers as a group (4 persons)	—	—
All current directors who are not executive officers as a group (6 persons) (1)	$327,000	159,000
All employees, including all current officers who are not executive officers, as a group	—	—

(1) Mr. Anderson, Mr. Gravier, Dr. Gussin, Dr. Nicaise, Mr. O’Donnell, and Dr. Scannon are each eligible to receive the following, subject to their continued service on our Board of Directors during the term of the Amended Non-employee Director Compensation Program: (i) a $40,000 annual retainer for each 12-month period of service during the year following the Effective Date; (ii) an additional annual cash fee, payable in arrears, to the Chair of each of the Audit, Compensation, and Nominating & Governance Committees of $15,000, $10,000, and $8,000 respectively; (iii) an additional annual cash fee, payable in arrears, to each non-Chair member of the Audit, Compensation, and Nominating & Governance Committees of $7,500, $5,000, and $4,000 respectively; (iv) an annual grant on the date of the Company’s annual meeting of stockholders in 2025 of 26,500 stock options, vesting over 12 months and (v) an additional $30,000 annual retainer for each 12-month period of service during the 12-month period following the Effective Date for the Board Chair. The fair value of the stock options subject to each non-employee director’s award will not be determinable until the grant date of such award.

Historical Plan Benefits

Name and Position[1]	Dollar Value	Number of Shares/Units
Richard J. Barry, President, Chief Executive Officer and member of the Board of Directors (1)	$20,000	40,000
Remi Barbier, Former President, Chief Executive Officer and Chairman of the Board of Directors	—	—
James W. Kupiec, M.D. Chief Medical Officer	—	—
Eric J. Schoen Chief Financial Officer	—	—
All current executive officers as a group (4 persons)	$20,000	40,000
Robert Anderson, Jr.	$17,500	30,000
Michael J. O’Donnell	$20,000	30,000
All current directors who are not executive officers as a group (6 persons) (2)	$112,500	190,000
All employees, including all current officers who are not executive officers, as a group	—	—

(1) Represents compensation to Mr. Barry as a non-employee director prior to be appointed as Chief Executive Officer of the Company. Mr. Barry has not received compensation as a director since being appointed as Chief Executive Officer of the Company.

(2) All of the non-employee directors who are nominees for election as a director (i.e., Mr. Anderson and Mr. O’Donnell) are included within this group.

U.S. Federal Income Tax Consequences

The following is a general summary of the federal income tax consequences to U.S. taxpayers and the Company of the compensation payable under the Non-employee Director Compensation Program. Tax consequences for any particular individual may be different. Participants should consult with their own tax advisors for the latest information on how compensation payable under the Non-employee Director Compensation Program will be taxed in their particular circumstances.

No amount is included in the taxable income of a participant when a nonqualified stock option is awarded or vests. Upon exercise of a nonqualified stock option, a participant will recognize ordinary income equal to the difference between the fair market value of the shares received and the exercise price. Any additional gain or loss recognized upon a later sale or other disposition of the acquired shares is generally taxed as capital gain or loss.  A participant will also recognize ordinary income equal to the cash received under the Non-employee Director Compensation Program.

Tax Effect on the Company

The Company generally will be entitled to a tax deduction in connection with the exercise of nonqualified stock options under the Non-employee Director Compensation Program in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income, such as when a participant exercises a nonqualified stock option. The Company generally will also be entitled to a tax deduction in connection with cash paid under the Non-employee Director Compensation Program in an amount equal to the cash paid under the Non-employee Director Compensation Policy.

The foregoing is only a summary of the effect of federal income taxation upon participants and the Company with respect to compensation payable under the Non-employee Director Compensation Program. It does not purport to be complete or timely and does not discuss the tax consequences of a service provider’s death or the provisions of the income tax laws of any municipality, state, or foreign country in which the service provider may reside.

Equity Compensation Plan Information

The Company currently maintains the following equity compensation plans that provide for the issuance of shares of the Company’s common stock to the Company’s officers and other employees, directors, and consultants, each of which has been approved by the Company’s stockholders: the 2008 Equity Incentive Plan (“2008 Plan”), 2018 Equity Incentive Plan (“2018 Plan”), and 2000 Employee Stock Purchase Plan (“ESPP”).  The following table presents information as of December 31, 2024, with respect to compensation plans under which shares of the Company’s common stock may be issued.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	4,470,170	(1)	$20.12	(2)	1,023,595	(3)
Equity compensation plans not approved by stockholders	—		—		—
	4,470,170		$20.12		1,023,595

(1) Includes outstanding stock options and awards for 753,725 shares of our common stock under the 2008 Plan and 3,716,445 shares of our common stock under the 2018 Plan.

(2) Includes the weighted average stock price for outstanding stock options of $6.17 under the 2008 Plan and $22.96 for the 2018 Plan.

(3) Represents 965,578 shares of our common stock for the 2018 Plan and 58,017 for the ESPP. No future awards shall occur under the 2008 Plan.

Vote Required

The approval of the Amended Non-employee Director Compensation Program requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDED NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM.

PROPOSAL THREE

APPROVE AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION REDUCING THE COMPANY'S BOARD CLASSIFICATION FROM THREE TO TWO

Proposed Amendment to the Company Charter

Currently, the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) divides Board members into three classes. One class is elected at each Annual Meeting of Stockholders, to hold office for a term beginning on the date of the election and ending on the date of the third Annual Meeting of Stockholders following the beginning of the term.

After careful consideration, the Board has determined that it would be in the best interests of the stockholders to reduce the classification of the Board from three to two to allow the stockholders to vote on the election of the entire Board over every two-year period, rather than on a staggered three-year basis. The proposed amendment to the Charter is set forth in Appendix B to this Proxy Statement. In addition, the Board will implement conforming changes to the Company's Bylaws and Corporate Governance Principles as necessary. Furthermore, each Class I director whose term, if re-elected at the 2025 Annual Meeting of Stockholders, would otherwise expire at the 2028 Annual Meeting of Stockholders will submit a letter of resignation providing for his resignation effective immediately prior to the 2027 Annual Meeting of Stockholders, subject to the approval of this proposal by the stockholders.

If this proposal is approved by the stockholders, the proposed amendment will be filed with the Delaware Secretary of State, and the directors standing for election at this year’s Annual Meeting of Stockholders, if elected, will serve for a two-year term expiring at the 2027 Annual Meeting of Stockholders and, commencing at the 2026 Annual Meeting of Stockholders, all directors will become subject to election on an semi-annual basis for a two-year term.

If the stockholders do not approve this proposal, then the Board will remain classified in three classes, with each class of directors serving a term of three years, and the term of the directors standing for election at this year’s Annual Meeting of Stockholders, if elected, will expire on the date of the 2028 Annual Meeting of Stockholders.

Notwithstanding the foregoing, in all cases, each director will hold office until his or her successor is duly elected, or until his or her earlier resignation or removal.

Consideration of the Board

The Board recognizes that a classified structure offers several advantages, such as promoting board continuity and stability, encouraging directors to take a long-term perspective, and ensuring that a majority of the Board will always have prior experience with the Company, especially in light of an increasingly complex and changing regulatory environment. Additionally, classified boards motivate potential acquirors seeking control to initiate arms-length discussions with the Board, rather than engaging in unsolicited or coercive takeover tactics, since potential acquirors are unable to replace the entire Board in a single election, thereby better enabling the Board to maximize stockholder value and to ensure the equal and fair treatment of stockholders. The Board also recognizes that an unduly classified structure may reduce directors’ accountability to stockholders because such a structure does not enable stockholders to express a view on each director’s performance by means of an annual vote. Moreover, many institutional investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those policies. Reducing the classification of the Board from three to two balances these considerations, providing for the continuity and stability of a classified structure while enhancing substantially the ability of stockholders to hold directors and management accountable and to influence corporate governance policies.

In determining whether to support a reduction of the Board classification from three to two, the Board considered the arguments in favor of and against continuation of the three-class board structure and determined that it would be in the best interests of the Company and the stockholders to reduce the classification of the Board from three to two.

Vote Required

The approval of the Amendment requires the affirmative vote of 66 2/3% of the outstanding shares of our Common Stock. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will have the same effect as a negative vote.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSAL TO REDUCE THE COMPANY BOARD CLASSIFICATION FROM THREE TO TWO

PROPOSAL FOUR

RATIFY SELECTION OF ERNST & YOUNG LLP

AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025

The Board of Directors and the Audit Committee have selected Ernst & Young LLP, independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2025 and recommend that the stockholders vote to ratify such selection. Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding the ratification, the Board of Directors and the Audit Committee, in their discretion, may direct the selection of a new independent registered public accounting firm at any time during the year, if the Board of Directors and the Audit Committee determine that such a change would be in the best interest of the Company.

We expect a representative of Ernst & Young LLP to be present at the Annual Meeting and will be afforded the opportunity to make a statement if he or she desires to do so, and is also expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A

VOTE FOR APPROVAL OF PROPOSAL FOUR.

Principal Accountant Fees and Services

Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories were:

	Years Ended December 31,
	2024	2023
Audit fees(1)	$887,000	$775,000
Audit-related fees (2)	—	—
Tax fees(3)	33,000	32,000
All other fees	—	—
	$920,000	$807,000

(1)

Audit fees include fees associated with the annual Reports on Form 10-K, including internal control attestation, the Quarterly Reports on Form 10-Q and all services that are normally provided by the independent registered public accounting firm in connection with regulatory filings, including comfort letters and consents.

(2)	The Company did not incur audit-related or other fees in the years ended December 31, 2024 or December 31, 2023.
(3)	Tax fees include tax compliance services.

Ernst & Young LLP served as the Company’s independent registered public accounting firm for the years ended December 31, 2024 and 2023.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

All auditing services and non-audit services provided to the Company by our independent registered public accounting firm are required to be pre-approved by the Audit Committee. Any pre-approval of non-audit services by Ernst & Young LLP includes making a determination that the provision of the services is compatible with maintaining the independence of Ernst & Young LLP as an independent registered public accounting firm. In addition, the Audit Committee has delegated pre-approval authority to the Chairperson of the Audit Committee, provided that the Chairperson reports any decisions to pre-approve such audit and non-audit services to the Audit Committee at its next regularly scheduled meeting. All services for audit and tax fees for the years ended December 31, 2024 and 2023 as set forth in the table above were pre-approved by the Company’s Audit Committee.

PROPOSAL FIVE

NON-BINDING ADVISORY VOTE TO APPROVE 2024 EXECUTIVE COMPENSATION

FOR THE COMPANY’S NAMED EXECUTIVE OFFICERS

Our compensation programs are designed to provide long-term and currently-paid compensation and cash and non-cash compensation for our executive officers in order to align the compensation of our executive officers with our performance on a short-term and long-term basis. This proposal provides stockholders with the opportunity to cast an advisory vote on the Company’s executive compensation practices and principles.

In 2023, our stockholders recommended that the advisory vote to approve executive compensation be held every year and, upon such recommendation and consistent with the Board’s recommendation, the Board determined that the Company will continue to have annual advisory votes on executive compensation for the Company’s named executive officers. Accordingly, we have included this proposal for consideration at the Annual Meeting and plan to continue annual advisory votes as recommended by our stockholders.

Stockholders should consider the compensation programs and their implementation, including the section entitled “Executive Compensation and Other Matters,” the compensation tables and any other executive compensation disclosure below, and cast a non-binding vote either to endorse or not endorse our executive compensation programs through the following resolution:

“RESOLVED: That the compensation paid to the Company’s named executive officers in 2024, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and other compensation disclosure in this Proxy Statement is hereby approved by the stockholders of the Company, on an advisory basis.”

This vote is being provided pursuant to Section 14A of the Exchange Act. While the vote does not bind our Board of Directors to any particular action, the Board of Directors expects to take into account the outcome of this vote in considering future compensation programs. The next advisory vote to approve our executive compensation is planned for the 2026 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A

VOTE FOR APPROVAL OF PROPOSAL FIVE.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth each Director and executive officer of the Company and their ages and positions with the Company as of the Record Date.

Name	Age	Position
Richard J. Barry	66	President, Chief Executive Officer and Class II Director
R. Christopher Cook	61	Sr.VP & General Counsel
James W. Kupiec, M.D.	72	Chief Medical Officer
Freda Nassif	49	Chief Business Officer
Eric J. Schoen	56	Chief Financial Officer
Robert Anderson, Jr. (1)(3)(4)	59	Class I Director
Pierre Gravier (1)(4)	40	Class II Director
Robert Z. Gussin, Ph.D. (1)(2)(4)	87	Class II Director
Claude Nicaise, M.D. (2)(3)(4)	73	Chairman of the Board of Directors and Class II Director
Michael J. O’Donnell, Esq. (4)	66	Class I Director
Patrick J. Scannon, M.D., Ph.D. (4)	77	Class III Director

_________

(1)	Member of Audit Committee.
(2)	Member of Compensation Committee.
(3)	Member of the Nominating and Governance Committee.
(4)	Meets the definition of independence under the Nasdaq Stock Market LLC listing standards.

The Board of Directors choose the executive officers, who then serve at the discretion of the Board of Directors. There is no family relationship between any director or executive officer of the Company.

Richard (Rick) Barry has served as a Director since June 2021 and was appointed Chief Executive Officer in September 2024. Mr. Barry served as Executive Chairman of the Board beginning July 2024 until his appointment as Chief Executive Officer. Since June 2015, Mr. Barry has also served as Director of Sarepta Therapeutics, Inc., (Nasdaq: SRPT). Mr. Barry has extensive experience in the investment management business. He was a founding member of Eastbourne Capital Management LLC, and served as a Managing General Partner and Portfolio Manager from 1999 to its close in 2010. Prior to Eastbourne, Mr. Barry was a Portfolio Manager and Managing Director of Robertson Stephens Investment Management. Mr. Barry holds a Bachelor of Arts from Pennsylvania State University.

R. Christopher Cook has served as Senior Vice President and General Counsel since October 2022. He previously served, since 2017, as the Global Head of Litigation and Government Investigations for Alcon, a publicly traded medical device and pharmaceutical company, and before that as the Vice President and division General Counsel for Walmart Central America in San Jose, Costa Rica. Mr. Cook also spent seventeen years at Jones Day, where he was a litigation partner in the firm’s Washington, DC and Chicago offices. Mr. Cook served as an Assistant United States Attorney in Chicago. Mr. Cook earned his BA in English from Emory University and his JD from Harvard Law School.

James W. Kupiec, M.D. has served as our Chief Medical Officer since December 2022 and previously served as our Chief Clinical Development Officer from January 2021 to December 2022. Dr. Kupiec joined the Company after three decades of drug development experience at Pfizer, Sanofi and Ciba-Geigy. Dr. Kupiec previously served as Vice President, Global Clinical Leader for Parkinson’s Disease and Clinical Head of the Neuroscience Research Unit for Pfizer, Inc., in Cambridge, MA. He joined Pfizer in 2000 after seven years with Sanofi, and two years with Ciba-Geigy Pharmaceuticals. During his 17-year career at Pfizer, Dr. Kupiec had extensive governance, business development, alliance and leadership responsibilities. Dr. Kupiec earned his BS with Honors in Biochemistry at Stony Brook University and his MD from the Albert Einstein College of Medicine. He completed his residency training at the Strong Memorial Hospital, University of Rochester School of Medicine, and is certified by the American Board of Internal Medicine. He served as an investigator on many clinical trials before joining the pharmaceutical industry.

Freda Nassif joined the Company in November 2024 and serves as our Chief Business Officer. Freda has 25 years of commercial expertise leading franchise teams at Pfizer, Novartis, Merck and Bristol-Meyers Squibb. Through the course of her career, she has become an expert at commercial strategy and business operations. More recently, Freda partnered with biotech startups and healthcare focused investment firms where she conducted pre and post investment diligence, asset viability and clinical assessments to identify business development opportunities and strategic alliances. She earned her MBA and Bachelor of Science from Drexel University.

Eric Schoen has served as Chief Financial Officer since 2018. Prior to joining the Company, Mr. Schoen served in numerous financial leadership roles. Most recently, he served as Vice President, Senior Vice President, Finance and Chief Accounting Officer of Aspira Women’s Health Inc. (formerly Vermillion, Inc.), a publicly-held women’s health company, from 2011 to 2017. Mr. Schoen also began his career and spent nine years with PricewaterhouseCoopers in the audit and assurance, transaction services and global capital markets practices. Mr. Schoen received his B.S. in Finance from Santa Clara University.

Robert Anderson, Jr. has served as a director since December 2023. Mr. Anderson has decades of operational experience in cybersecurity, counterintelligence, economic espionage and critical incident response and management. Mr. Anderson previously led more than 20,000 FBI employees as the bureau’s Executive Assistant Director of the Criminal, Cyber, Response and Services Branch— the No. 3 position in the organization. From January 2025, Mr. Anderson is a managing partner at Oak Truss Group (formerly Cyber Defense Labs), an advisory firm focused on cybersecurity, where he served as Chief Executive Officer (March 2019 – December 2024) and Chairman of the Board (January 2022 – December 2024). Mr. Anderson holds a Bachelor of Science and a Master in Public Administration from Wilmington University.

Pierre Gravier has served as a director since December 2023. Since July 2023, Mr. Gravier has been the Chief Financial Officer of PTC Therapeutics, Inc., a publicly traded biotechnology company. From 2013 to July 2023, Mr. Gravier was previously Managing Director in the healthcare group of Perella Weinberg Partners, a leading global independent advisory firm that provides strategic, financial, and tactical advice in connection with executing mergers, acquisitions and other corporate strategies. Mr. Gravier holds a Master’s Degree in Finance from ESCP Business School and a Master of Science in Bioengineering from the University of Technology of Compiègne.

Robert Z. Gussin, Ph.D. has served as a director since 2003. Dr. Gussin worked at Johnson & Johnson for 26 years, most recently as Chief Scientific Officer and Corporate Vice President, Science and Technology from 1986 through his retirement in 2000. Dr. Gussin served on the board of directors of Duquesne University and the advisory boards of the Duquesne University Pharmacy School and the University of Michigan Medical School Department of Pharmacology. Dr. Gussin received his B.S. and M.S. degrees and D.Sc. with honors from Duquesne University and his Ph.D. in Pharmacology from the University of Michigan, Ann Arbor.

Claude Nicaise, M.D. has served as a director since December 2023. Since June 2015, Dr. Nicaise has also served as a director of Sarepta Therapeutics, Inc., (Nasdaq: SRPT). Since January 2021, Dr. Nicaise has served as a member of the board of directors of Gain Therapeutics. Since March 2021, Dr. Nicaise has served as a member of the board of directors of Chemomab Therapeutics Ltd. Dr. Nicaise has held clinical/regulatory leadership roles that have resulted in 14 new drug approvals in various diseases areas, including neuroscience. Dr. Nicaise is the founder of Clinical Regulatory Services, a company providing advice on clinical and regulatory matters to biotechnology companies. Dr. Nicaise served as Executive Vice President, Regulatory at Ovid Therapeutics Inc., a company that develops medicines for orphan diseases of the brain, from 2015 to March 2023. Dr. Nicaise was a Senior Vice President of Strategic Development and Global Regulatory Affairs at Alexion Pharmaceuticals from 2008 to 2014. From 1983 to 2008, Dr. Nicaise served in various positions of increasing responsibility at Bristol-Myers Squibb, including senior positions such as Vice President of Global Development and Vice-President of Worldwide Regulatory Science and Strategy. Dr. Nicaise received his M.D. from the Université Libre de Bruxelles in Belgium.

Michael J. O’Donnell, Esq. has served as a director since 1998. Mr. O’Donnell has been a partner in the law firm of Orrick, Herrington & Sutcliffe LLP since June 2021. Orrick, Herrington & Sutcliffe LLP has provided legal services to the Company. Previously, Mr. O’Donnell was a member of Morrison & Foerster LLP from 2011 to 2021. Mr. O’Donnell serves as corporate counsel to numerous public and private biopharmaceutical and life sciences companies. Previously, Mr. O’Donnell was a member of Wilson Sonsini Goodrich & Rosati. Mr. O’Donnell received his J.D., cum laude, from Harvard University and his B.A. from Bucknell University, summa cum laude.

Patrick J. Scannon, M.D., Ph.D. has served as a director since 2007. Dr. Scannon is one of the founders of XOMA. From 2006 to 2016, Dr. Scannon was Executive Vice President, Chief Biotechnology Officer of XOMA. From 1993 to 2006, Dr. Scannon served as Chief Scientific and Medical Officer of XOMA. Dr. Scannon retired from XOMA and resigned from XOMA’s board of directors in 2016. Dr. Scannon received his Ph.D. in organic chemistry from the University of California, Berkeley and his M.D. from the Medical College of Georgia.

Board Leadership Structure

The Board of Directors maintains a majority of outside, independent directors and one director who is the Chief Executive Officer of the Company and therefore does not meet the criteria for an independent director. The Board believes that the leadership structure of the Board is a matter that should be evaluated and determined by the Board from time to time, based on the then-relevant facts and circumstances. Following the resignation of the then President, Chief Executive Officer and Chairman of the Board in July 2024, the Board has chosen to separate the roles of Chief Executive Officer and Chairman of the Board. This enables our President and Chief Executive Officer, Richard J. Barry, to focus on the day-to-day operation of our business while allowing Dr. Claude Nicaise, our Chairman of the Board, to focus on leadership of the Board. The Board believes that its current leadership structure best serves the objectives of the Board’s oversight and management, the ability of the Board to carry out its roles and responsibilities on behalf of the stockholders, and the Company’s overall corporate governance.

Specifically, the Board believes that having an independent Chair creates an environment that is more conducive to the Board’s objective evaluation and oversight of management’s performance, increasing management accountability, and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders, including with respect to evaluating whether steps management is taking to manage risks are appropriate for the Company. Our Chair of the Board, Dr. Nicaise’s responsibility is to ensure that our Board functions properly and to work with our Chief Executive Officer to set the Board’s agenda. Accordingly, he has substantial ability to shape the work of the Board. We expect him to facilitate communications among our directors and between the Board and senior management. While Dr. Nicaise provides independent leadership, he also works closely with our Chief Executive Officer to ensure that our directors receive the information that they need to perform their responsibilities, including discussing and providing critical review of the matters that come before the Board and assessing management’s performance. As a result, we believe that such separation can enhance the effectiveness of our Board as a whole. We believe that the leadership structure of our Board is appropriate and enhances its ability to effectively carry out its roles and responsibilities on behalf of our stockholders.

The Audit Committee, Compensation Committee, and Nominating and Governance Committee each has oversight of specific areas of responsibility, discussed further below. The Company believes that this structure is appropriate and allows for efficient and effective oversight, given the Company’s relatively small size (both in number of employees and in scope of operational activities directly conducted by the Company), its corporate strategy (including the use of outsourcing for certain key activities) and its sole focus on biotechnology research and development.

Board of Directors’ Role in Risk Oversight

One of the key functions of the Board of Directors is informed oversight of the risk management process. The Board administers this oversight function directly through the Board of Directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. Areas of focus include economic, operational, financial (accounting, credit, investment, liquidity and tax), competitive, legal, regulatory, cybersecurity, privacy, compliance and reputational risks. The risk oversight responsibility of the Board of Directors and its committees is supported by the management reporting processes, which are designed to provide visibility to the Board of Directors and to the personnel who are responsible for risk assessment and information about the identification, assessment and management of critical risks, and management’s risk mitigation strategies.

The Audit Committee is responsible for reviewing and discussing major financial risk exposures and the steps management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. The Audit Committee also monitors compliance with legal and regulatory requirements and assists the Board of Directors in fulfilling its oversight responsibilities with respect to risk management. The Compensation Committee assesses and monitors whether any of the compensation policies and programs has the potential to encourage excessive risk-taking.

The Company believes this division of responsibilities is an effective approach for addressing the risks the Company faces and that the board leadership structure supports this approach.

Independence of Directors

The Nasdaq listing rules generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent.

In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in such member’s capacity as a member of the audit committee, the board of directors or any other board committee (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

The Board of Directors conducts an annual review of the independence of the directors. The Board of Directors has determined that none of the members of the Board of Directors other than Mr. Barry has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of the members of the Board of Directors other than Mr. Barry is “independent” as that term is defined under the rules of Nasdaq. The Board of Directors has also determined that all members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent and satisfy the relevant SEC and Nasdaq independence requirements for such committees.

In determining that Mr. O’Donnell is independent, the Board of Directors considered payments in the ordinary course of business in fiscal 2024 between the Company and Orrick, Herrington & Sutcliffe LLP (Orrick), where he serves as a partner, which were for amounts representing less than 1% of Orrick’s annual revenue and did not constitute a related party transaction under SEC rules. The Board of Directors determined that these transactions would not interfere with Mr. O’Donnell’s exercise of independent judgment in carrying out his responsibilities as a director.

Board Qualifications and Nominations

The Board of Directors requires that its members and its candidates for appointment or nomination maintain high personal and professional integrity and the ability to contribute to the Board of Directors’ effectiveness in serving the interests of the Company’s stockholders. In addition, the Board of Directors and director nominees are expected to have appropriate management or scientific experience that are relevant to our current and expected future direction, a track record of accomplishment and a commitment to ethical business practices. The Board of Directors also seeks members who can contribute a diverse and wide range of perspectives, awareness and experiences to the Board of Directors.

The particular experience, qualification or skills of each member of the Board of Directors that led the Board of Directors to conclude that the individual should serve as a director are set forth below:

Director	Key Qualifications
Robert Anderson, Jr.	Career experience at the highest levels of a large government agency, testifying before the Senate Select Committee on Intelligence and the House Permit Select Committee on Intelligence and specific training and expertise in cybersecurity.

Richard J. Barry	President and Chief Executive Officer of the Company. Experience as founder and managing director of investment funds and as a director to public companies, including service on Audit, Compensation, and Nominating and Governance Committees.

Pierre Gravier	Career experience with mergers and acquisitions and financing activities in the biopharmaceutical sector, including current position as CFO of a public biotechnology company.

Robert Z. Gussin, Ph.D.	Experience in executive roles at Johnson & Johnson and as a director or as advisor to a number of academic institutions.

Claude Nicaise, M.D.	Career experience in the biopharmaceutical sector, including in clinical and regulatory affairs, such as support in connection with sixteen drug approvals.

Michael J. O’Donnell, Esq.	Experience as a member of law firms and as counsel and advisor to numerous public and private biopharmaceutical and life sciences companies.

Patrick J. Scannon, M.D., Ph.D.	Experience as a founder and executive of a public biopharmaceutical company.

Board Meetings

The Board of Directors held a total of ten meetings of the full Board of Directors and two meetings of the independent directors during fiscal year 2024. During fiscal 2024, each member of the Board of Directors attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of committees of the Board of Directors on which such director served that were held during the period in which such director served.

The Company does not have formal policies regarding attendance by members of the Board of Directors at its annual meetings of stockholders, but directors are encouraged to attend.

Stockholder Communications with the Board of Directors

The Company does not have a written policy regarding stockholder communication with the Board of Directors. However, stockholders may communicate with the Board of Directors by sending an e-mail to the Company at IR@cassavasciences.com or by writing to the Company at Cassava Sciences, Inc., Attention: Investor Relations, 6801 N Capital of Texas Highway, Building 1; Suite 300, Austin, Texas 78731. Stockholders who would like their submissions directed to an individual member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate.

Committees of the Board

The Board of Directors has established a standing Audit Committee, Compensation Committee and Nominating and Governance Committee.

Audit Committee

The Audit Committee consists of Mr. Gravier, who is the chair, Dr. Gussin and Mr. Anderson. The Board of Directors of the Company has determined that each member of the Audit Committee is financially literate. In addition, the Board of Directors has determined that the composition of the Audit Committee meets the requirements for independence under current Nasdaq Stock Market LLC listing standards and SEC rules. The Board of Directors has also determined that Mr. Gravier is an “audit committee financial expert” as defined in the SEC rules. The Audit Committee reviews the Company’s internal accounting procedures, consults with and reviews the services provided by the Company’s independent registered public accounting firm and makes recommendations to the Board of Directors regarding the selection of the independent registered public accounting firm. The Audit Committee operates under a written charter adopted by the Board of Directors. The Company maintains a copy of the Audit Committee charter on its website: www.cassavasciences.com. The Audit Committee held six meetings in 2024.

Mr. Barry served as Chair of the Audit Committee until his appointment as Executive Chairman of the Board in July 2024. Sandford Robertson, our long-term esteemed Board Member, served on the Audit Committee until his passing in August 2024.

Compensation Committee

The Compensation Committee consists of non-employee directors Mr. Nicaise, who is the chair, and Dr. Gussin. The Board of Directors of the Company has determined that each of these individuals is independent as defined under the Nasdaq Stock Market LLC listing standards and each qualify as a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee reviews and recommends to the Board of Directors the salaries, incentive compensation and benefits of the Company’s officers and administers the Company’s stock plans and employee benefit plans. Refer to the section entitled “Summary of Executive Compensation” for more information about the Company’s Compensation Committee and its processes and procedures. The Compensation Committee operates under a written charter adopted by the Board of Directors. The Company maintains a copy of the Compensation Committee charter on its website: www.cassavasciences.com. The Compensation Committee held four meetings in 2024.

Sandford Robertson, our long-term esteemed Board Member, served on the Compensation Committee until his passing in August 2024.

Nominating and Governance Committee

Our Nominating and Governance Committee currently consists of Mr. Anderson, who is chair, and Dr. Nicaise. The Board has determined that the members of our Nominating and Governance Committee are independent pursuant to applicable Nasdaq Stock Market LLC listing standards. The Nominating and Governance Committee is responsible for identifying individuals qualified to serve as members of the Board, reviewing candidates nominated by stockholders in accordance with the Amended and Restated Bylaws, recommending to the Board of Directors nominees for election as our directors, providing oversight with respect to corporate governance, ethical conduct and other duties. The Nominating and Governance Committee operates under a written charter adopted by the Board of Directors. The Company maintains a copy of the Nominating and Governance Committee charter on its website: www.cassavasciences.com. The Nominating and Governance Committee held two meetings in 2024.

Mr. Barry served as Chair of the Nominating and Governance Committee until his appointment as Executive Chairman of the Board in July 2024. Sandford Robertson, our long-term esteemed Board Member, served on the Nominating and Governance Committee until his passing in August 2024.

Board Membership Criteria and Process for Identifying and Evaluating Nominees

The Nominating and Governance Committee evaluates all proposed director nominees and incumbent directors before nomination, including those proposed by the Board of Directors for election and those to be elected or appointed by the Board of Directors to fill interim director vacancies on the Board of Directors. All of the Company’s directors may participate in the consideration of director candidates.

The Nominating and Governance Committee initiates the process for identifying and evaluating nominees to the Board by identifying a slate of candidates who meet the criteria for selection as nominees and have the specific qualities or skills being sought based on input from members of the Board of Directors, management and, if the Nominating and Governance Committee deems appropriate, a third-party search firm. For these services, an executive recruiting firm would be paid a fee. Candidates are evaluated by the Nominating and Governance Committee on the basis of the factors described above. With respect to candidates for initial election to the Board, the Nominating and Governance Committee reviews biographical information and qualifications and may check the candidates’ references. Qualified candidates are interviewed by at least one member of the Nominating and Governance Committee. Serious candidates meet, either in person, video conference or by telephone, with both members of the Nominating and Governance Committee and as many other members of the Board of Directors as practicable.

Using the input from interviews and other information obtained, the Nominating and Governance Committee evaluates which of the prospective candidates is qualified to serve as a director and whether the committee should recommend that the Board of Directors nominate, or elect to fill a vacancy with, a prospective candidate. Candidates recommended by the Nominating and Governance Committee are presented to the Board of Directors for selection as nominees to be presented for the approval of the stockholders or for election to fill a vacancy.

Stockholders may nominate candidates for director in accordance with the advance notice and other procedures contained in our bylaws. Recommendations by stockholders that are made in accordance with such procedures will receive the same consideration given to nominees of the Nominating and Governance Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of March 27, 2025 by:

●	any person (including any group as that term is used in Section 13(d)(3) of the Exchange Act), known by the Company to be the beneficial owner of more than 5% of the Company’s voting securities;
●	each director and each nominee for director to the Company;
●	each current executive officer named in the Summary Compensation Table appearing herein; and
●	all current executive officers, directors and nominees for director of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of the Common Stock subject to stock options and warrants that are currently exercisable or exercisable within 60 days of March 27, 2025 are deemed to be outstanding and to be beneficially owned by the person holding the stock options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The number of shares and percentage of Common Stock outstanding are based on the aggregate of 48,307,896 shares of Common Stock outstanding as of March 27, 2025. The Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

Name and Address of Beneficial Owners (1)	Number of Shares	Percentage of Common Stock Outstanding
Directors and Named Executive Officers
Richard J. Barry(2)	502,895	1.0%
James W. Kupiec, M.D.(3)	81,666	*
Eric J. Schoen(4)	96,916	*
Robert Anderson, Jr.(3)	19,444	*
Pierre Gravier(3)	19,444	*
Robert Z. Gussin, Ph.D.(5)	162,160	*
Claude Nicaise, M.D.(3)	19,444	*
Michael J. O’Donnell, Esq.(6)	101,632	*
Patrick J. Scannon, M.D., Ph.D.(7)	99,759	*
All current directors, executive officers and nominees for director as a group (11 persons)(8)	1,194,748	2.4%

(1)

This table is based upon information supplied by officers and directors. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. The address for directors and executive officers is the Company’s address. Percentages of Common Stock outstanding are rounded to the nearest tenth.

(2)	Includes (i) 33,333 shares issuable pursuant to options exercisable within 60 days of March 27, 2025 and (ii) 469,562 shares held in trust for Mr. Barry’s family.
(3)	Represents shares issuable pursuant to options exercisable within 60 days of March 27, 2025.
(4)	Includes 85,416 shares issuable pursuant to options exercisable within 60 days of March 27, 2025.
(5)	Includes 151,543 shares issuable pursuant to options exercisable within 60 days of March 27, 2025.
(6)	Includes 94,759 shares issuable pursuant to options exercisable within 60 days of March 27, 2025.
(7)	Includes 98,759 shares issuable pursuant to options exercisable within 60 days of March 27, 2025.
(8)	Includes 695,196 shares issuable pursuant to options exercisable within 60 days of March 27, 2025.
*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of Common Stock, adjusted as required by the rules promulgated by the SEC.

EXECUTIVE COMPENSATION AND OTHER MATTERS

We are a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow the Company to provide less detail about its executive compensation program, the Compensation Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions.

Summary of Executive Compensation

This summary provides an overview and analysis of our Compensation Committee’s philosophy and objectives in designing compensation programs for our chief executive officer, our former chief executive officer and the two other most highly compensated executive officers for our most recently completed fiscal year, whom we refer to collectively as the “named executive officers”. For the fiscal year ended December 31, 2024, our named executive officers were:

Name	Position
Richard J. Barry	President, Chief Executive Officer and member of the Board of Directors
Remi Barbier	Former President, Chief Executive Officer and Chairman of the Board of Directors (until July 15, 2024)
James W. Kupiec, M.D.	Chief Medical Officer
Eric J. Schoen	Chief Financial Officer

Objectives of Executive Compensation Program

We focus our executive compensation program on three related but distinct elements: base salary, cash bonuses and stock-related compensation. Our compensation programs are designed to provide long-term and currently-paid compensation and cash and non-cash compensation for our executive officers in order to align the compensation of our executive officers with our performance on a short-term and long-term basis. Our compensation programs reflect the following objectives:

●	to attract and retain high-performing executive talent;
●	to encourage corporate behavior that is consistent with our values and goals;
●	to create financial incentives for superior performance;
●

to balance the achievement of corporate and individual goals, whereby individual executives are rewarded for the performance of the business functions for which they are responsible in addition to our overall performance;

●	to ensure that our executive compensation programs are competitive with those of companies in our industry, so that we can continue to attract, retain and motivate executive talent; and
●	to encourage the development of a diverse executive talent pool and continuity of leadership.

These objectives include qualitative factors that strengthen our ability to meet long-term growth, such as demonstrated leadership ability, management development, ensuring compliance with laws, regulations and our policies, and anticipating and responding to changing conditions.

If and as we succeed in achieving approval for and commercializing our product candidates, we expect that we will adapt the elements of our compensation program as appropriate and may include or substitute other elements in our compensation program. Changes in the elements of our compensation program may also reflect changes in the importance of tax or accounting treatments of a particular element of our compensation program.

How Compensation Decisions are Made

Role of the Compensation Committee

Each year, our Compensation Committee determines the amount and allocation of long-term and currently-paid compensation and cash and non-cash compensation for executive officers. The Compensation Committee relies on data from a number of sources, including a review of independent compensation consultant analyses; the experience and knowledge of members of the Compensation Committee, Board of Directors and senior management; and additional factors, such as recent market trends and general business conditions to arrive at such determinations. Survey data that we may use include compensation information regarding publicly-held companies in our industry that are similar in size, breadth, stage of development or complexity to us. While none of these sources of data is prescriptive, each source helps the Compensation Committee evaluate the appropriateness of total compensation for each executive at a particular point in the Company’s life cycle. We do not have a set policy for allocating long-term and currently-paid compensation.

To assist the Compensation Committee with its responsibilities, we provide briefing materials prepared or summarized by management. Our Chief Executive Officer participates in the collection and dissemination of briefing materials and interacts with the Compensation Committee in reviewing some of the elements of yearly performance and compensation of the executive management team. The Compensation Committee believes that an appropriate level of input from our Chief Executive Officer provides a necessary and valuable perspective in helping the Compensation Committee formulate its own independent views on compensation. The Compensation Committee makes all final determinations as to compensation levels for executive officers, without any executive officers present.

Role of Independent Compensation Consultant

Pursuant to its charter, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. In August 2024, the Compensation Committee engaged Pearl Meyer to analyze the compensation for certain officers of the Company. The Compensation Committee concluded that the Pearl Meyer was an independent consultant after considering the factors relevant to the consultant’s independence from management, including the factors set forth by the SEC rules and Nasdaq listing standards regarding compensation consultant independence.

The Company established a peer group, based on Pearl Meyer’s review and recommendation, of eighteen (18) publicly traded biotechnology companies based on (1) therapeutic area, (2) clinical stage, (3) market capitalization and (4) operating parameters such as headcount. The Company’s market capitalization was approximately at the 45th percentile of this peer group of companies at the time it was established. The peer group consists of the following companies:

Alector, Inc.	Bicycle Therapeutics plc	Longboard Pharmaceuticals, Inc.
Amylyx Pharmaceuticals, Inc.	Cogent Biosciences, Inc.	Neumora Therapeutics, Inc.
Annexon, Inc.	Denali Therapeutics Inc.	Praxis Precision Medicines, Inc.
Arvinas, Inc.	Enliven Therapeutics Inc.	Prothena Corporation plc
Atea Pharmaceuticals, Inc.	Geron Corporation	Vor Biopharma Inc.
Avidity Biosciences, Inc.	Inhibrx Biosciences Inc.	Xenon Pharmaceuticals, Inc.

Pearl Meyer prepared a review of comparative compensation data from such peer group. The Compensation Committee considered the 2024 Pearl Meyer analysis when establishing overall 2024 executive compensation, including stock option grants to named executive officers in September 2024.

Results of 2024 Say-on-Pay Advisory Vote

In 2024, our stockholders approved, in a non-binding advisory vote by 83%, the 2023 compensation paid to the Company’s named executive officers. We considered the stockholders’ vote in our review of our compensation programs and accordingly we continued to apply similar principles and did not make any changes to our compensation practices as a result of such advisory vote in establishing compensation for our named executive officers in 2024. We are holding a say-on-pay advisory vote at this Annual Meeting and plan to hold another say-on-pay advisory vote in 2026.

Compensation Risk Oversight

In administering our compensation program, the Compensation Committee strives to achieve a balance among the elements of compensation to accomplish the objectives of the program. The Compensation Committee reviews the Company’s overall compensation program in the context of the risks that may be presented by the structure of our compensation program and the metrics used to determine compensation under that program. Based upon this review, the Compensation Committee believes that our compensation program does not create a reasonable likelihood of a material adverse effect on the Company and does not encourage excessive risk taking.

Elements of Executive Compensation

We focus our executive compensation program on three related but distinct elements: base salary, cash bonuses and stock-related compensation.

Base Salary. We offer a base salary to attract and retain qualified executive officers. Base salaries are based on broad salary ranges that take into consideration a number of factors, including:

●	an executive’s job responsibilities;
●	individual performance;
●	our corporate performance;
●	competitive market data; and
●	our total compensation expense.

Changes to base salary vary according to individual contributions to our success and comparisons to similar positions at both the Company and comparable companies.

Base Salary. Effective January 1, 2024, after reviewing each executive’s job responsibilities, individual performance, our corporate performance, and our total compensation expense, the annualized base salary of Mr. Barbier was increased by approximately 3% to $1,225,000 from $1,188,000; the annualized base salary of Dr. Kupiec was increased by approximately 3% to $449,000 from $435,000; and the annualized base salary of Mr. Schoen increased by approximately 3% to $475,000 from $460,000.

In September 2024, Pearl Meyer prepared a compensation analysis for a prospective Chief Executive Officer. After Compensation Committee and Board review of the Pearl Meyer analysis, the Company entered into an employment agreement with Mr. Barry on September 30, 2024 with an initial base salary of $675,000, retroactive to July 15, 2024. See more information under Employment Agreement with Richard J. Barry below. After reviewing each executive’s job responsibilities, individual performance, our corporate performance, and our total compensation expense for 2024, the Compensation Committee determined there would be no changes to any base salaries for our named executive officers for 2025.

Bonuses. Each executive officer is eligible for an annual cash bonus. We provide such bonuses to motivate executive officers to achieve corporate performance goals and to perform in their areas of responsibility. In its evaluation of performance in May 2024, the Compensation Committee considered overall corporate performance. As a result of this evaluation, the Compensation Committee determined that discretionary cash bonuses should be as follows:

•	Mr. Barbier was awarded a 2024 bonus totaling $500,000;

•	Dr. Kupiec was awarded a 2024 bonus totaling $50,000; and

•	Mr. Schoen was awarded a 2024 bonus totaling $250,000.

The Compensation Committee has historically not awarded bonuses on an annual basis. We did not pay bonuses to our executive officers in 2023.

Prior to 2024, we did not have a policy of prospectively establishing annual target bonuses or bonus criteria. With the appointment of Mr. Barry as President and Chief Executive Officer in September 2024, the Company established annual performance criteria and corporate goals. Mr. Barry’s annual bonus target is 60% of base salary, prorated for 2024 upon his becoming Executive Chairman on July 15, 2024. No other named executive officer had an annual bonus target in 2024.

During the fourth quarter of 2024, the Compensation Committee and Board established performance measures and goals related to Mr. Barry’s annual bonus, which include milestones and targets. The milestones and targets are formulated into specific metrics on which to measure performance and attainment of goals during the year. For fiscal year 2024, these goals, milestones and targets, which were designed to be challenging yet achievable with strong management performance, focused primarily on the following:

•	release and communication of a Phase 3 study, RETHINK-ALZ, top-line results;

•	launch of extension to the Open-Label study for Phase 3 completers; and

•	staying within Board approved cash operating budget for the second-half of 2024.

As a result of the evaluation of 2024 goals, milestones and targets, the Compensation Committee determined that the corporate goals for the fiscal year 2024 had been partially met. However, Mr. Barry declined to accept any cash bonus award for 2024. Therefore, no cash bonus was awarded to Mr. Barry for 2024 despite partial attainment of corporate goals.

2020 Cash Incentive Bonus Plan.  In August 2020, the Board approved the 2020 Cash Incentive Bonus Plan (the “CIB Plan”). The CIB Plan was established to promote the long-term success of the Company by creating an “at-risk” cash bonus program that rewards CIB Plan participants with additional cash compensation in lockstep with significant increases in the Company’s market capitalization. The CIB Plan is considered “at-risk” because CIB Plan participants will not receive a cash bonus unless the Company’s market capitalization increases significantly and certain other conditions specified in the CIB Plan are met. Specifically, CIB Plan participants will not be paid any cash bonuses unless (1) the Company completes a merger or acquisition transaction that constitutes a sale of ownership of the Company or its assets (a “Merger Transaction”) or (2) the Compensation Committee determines the Company has sufficient cash on hand, as defined in the CIB Plan. CIB Plan participants will be paid all earned cash bonuses in the event of a Merger Transaction.

On January 24, 2025, the Delaware Court of Chancery entered a Final Order and Judgment (the “Final Order”) approving a Stipulation and Agreement of Settlement, Compromise, and Release that resolved a shareholder derivative action relating to the CIB Plan.

On March 6, 2025, the Company’s board of directors (the “Board”) amended and restated the CIB Plan to give effect to the amendments required by the Final Order (the “Amendments”).

The CIB Plan triggers potential cash bonuses each time the Company’s market capitalization increases significantly, up to a maximum $5.0 billion in market capitalization, and remains at the increased level for no less than 20 consecutive trading days (the “Market Capitalization Conditions”). Pursuant to the Amendments, an additional Market Capitalization Condition was established with respect to any payments to the Chairman, President and CEO (assuming such person holds all three such offices), providing that, other than in connection with a Merger Transaction, no bonus payments will be made to such person unless and until the U.S. Food and Drug Administration has approved simufilam for any indication.

In addition, the Amendments specify that upon the occurrence of a Merger Transaction, the Chairman, President and CEO (assuming such person holds all three such offices) will not be entitled to any payments in respect of any Market Capitalization Conditions, but will instead be entitled to receive a bonus payment based upon the Merger Transaction only.

Cash bonuses to the Chairman, President and CEO (assuming such person holds all three offices) are not subject to discretionary allocation under the CIB Plan. No person currently holds all three offices of Chairman, President and CEO.

Potential cash bonuses to participants other than the Chairman, President and CEO are allocated at the discretion of the Compensation Committee. On February 13, 2025, the Compensation Committee exercised its discretion to set all previously unallocated cash bonuses under the CIB Plan at zero dollars and to rescind and nullify the CIB Plan to the fullest extent permissible under the CIB Plan, as amended.

No actual cash payments were authorized or made to participants under the Cash Incentive Plan through April 3, 2025.

Stock-Related Compensation. Stock-related compensation includes both stock option grants and other types of equity awards within the terms of our 2008 Equity Incentive Plan and 2018 Omnibus Incentive Plan, as applicable.

Each executive officer is eligible for stock option grants as well as share-based awards that vest upon achievement of certain performance criteria, or “Performance Awards”. Such grants are intended to link executive compensation with stockholder value over time. Only our Board of Directors and the Compensation Committee have authority to grant options or Performance Awards to our executive officers.

We view stock options as one of the more important components of our long-term, performance-based compensation philosophy. We provide options through initial grants at or near the date of hire and through subsequent periodic grants. Options for executive officers are granted, vest and become exercisable at such time as determined by our Board of Directors. Generally, stock option grants vest over a three or four-year period and have an exercise price equal to the fair market value of our stock at the time of grant. Initial grants are based on ranges that take into consideration an executive’s job responsibilities and competitive market data. For subsequent periodic grants, the Compensation Committee evaluates performance based on each individual’s contribution to the long-term success and growth of the Company, the Company’s performance and the motivational value of additional incremental stock option grants. No stock options are granted in the absence of satisfactory performance. Stock option grants generally terminate shortly after an executive officer ceases providing services to the Company.

We grant periodic additional stock options:

●	to reflect the individual’s ongoing contributions;
●	to create an incentive to remain with us; and
●	to provide a long-term incentive to achieve or exceed our financial goals.

In granting stock options in the current year, we may consider the cumulative benefit of stock options granted in prior years. We have not re-priced any of our options and do not intend to re-price or otherwise adjust options in the event that fair market value of our Common Stock declines below an option grant price.

In May 2024, after review of each individual’s contributions to the Company, and consideration of option grants provided in prior years: Mr. Barbier received options to purchase 50,000 shares of our Common Stock; Dr. Kupiec received options to purchase 10,000 shares of Common Stock and Mr. Schoen received options to purchase 25,000 shares of Common Stock.

In September 2024, after review of the Pearl Meyer compensation analysis: Dr. Kupiec and Mr. Schoen received options to purchase 100,000 shares of Common Stock. In September 2024, Pearl Meyer prepared a compensation analysis for a prospectively hired Chief Executive Officer. After Compensation Committee and Board review of the Pearl Meyer analysis, Mr. Barry received options to purchase 600,000 shares of Common Stock on October 1, 2024 after his appointment as President and Chief Executive Officer. See more information under Employment Agreement with Richard J. Barry below.

Any personal tax obligations resulting from equity awards are the responsibility of the award recipient. If we issue certain shares for equity awards net of applicable individual taxes, the number of shares issued would be reduced, without reducing the amount of taxable compensation to the award recipient.

Policies and Practices Related to the Grant of Certain Equity Awards

The Compensation Committee approves equity awards granted to the name executive officers on or before the grant date. The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of such awards. We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

As shown in the table below, in 2024, we awarded stock options to the named executive officers during certain periods beginning four business days before the filing of a periodic report on Form 10-Q or Form 10-K or the filing or furnishing of a current report on Form 8-K disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.

Name	Grant Date	Number of securities underlying the award	Exercise price of the award ($/Sh)	Grant date fair value of the award ($)

Percentage change in the closing market price of the securities underlying the award between the trading day ending immediately prior to the disclosure of material nonpublic information and the trading day beginning immediately following the disclosure of material nonpublic information (1)

Richard J. Barry	5/9/2024	15,000	21.11	304,369	(2.3)%(2)
	10/1/2024	600,000	27.42	16,105,681	(8.5)%(3)
Remi Barbier	5/20/2024	50,000	22.10	1,062,145	(2.1)%(4)
James W. Kupiec, M.D.	5/20/2024	10,000	22.10	212,428	(2.1)%(4)
	9/6/2024	100,000	26.91	2,594,700	0.3%(5)
Eric J. Schoen	5/20/2024	25,000	22.10	531,072	(2.1)%(4)
	9/6/2024	100,000	26.91	2,594,700	0.3%(5)

(1) For completeness, all required Form 8-K filings during the covered periods have been assumed to include material non-public information.

(2) Prior to his appointment as Chief Executive Officer, Mr. Barry received the standard annual stock option grant to non-employee directors on the date of our 2024 Annual Meeting of Stockholders on May 9, 2024. Material nonpublic information about the Company was disclosed on a Form 8-K filed on 5/10/2024, and the Company also filed a Form 10-Q on 5/10/2024. Additionally, the Company also filed Forms 8-K on each of 5/8/2024 and 5/13/2024. The percentage change reflected in the table above represents the change in the closing market price of the Company’s common stock from the trading day ending immediately prior to 5/10/2024 and the trading day beginning immediately following 5/10/2024. The percentage change in the closing market price of the Company’s common stock from the trading day ending immediately prior to 5/8/2024 and the trading day beginning immediately following 5/8/2024 was (3.3)%. The percentage change in the closing market price of the Company’s common stock from the trading day ending immediately prior to 5/13/2024 and the trading day beginning immediately following 5/13/2024 was 15.3%.

(3) On 10/1/2024, the Company filed an amended Form 8-K disclosing the terms of Mr. Barry’s employment agreement, which included this option grant.

(4) On 5/22/2024, the Company filed a Form 8-K disclosing the discretionary cash bonus awards and an employment agreement amendment for certain of our executive officers.

(5) On 9/9/2024, the Company filed a Form 8-K announcing Mr. Barry’s appointment as Chief Executive Officer.

Performance Awards

No Performance Awards were granted in 2024.

Other Compensation

Pension or Retirement Plans. We do not offer any of our employees a pension plan, retirement plan or other forms of compensation or perquisites paid out upon retirement. Executive officers are eligible for other benefits, in each case, on generally the same basis as other employees, subject to applicable law.

Employee Medical and Welfare Benefit Plans. Our employee medical and welfare benefit plans include medical, dental, life, disability and accidental death and dismemberment insurance.

2000 Employee Stock Purchase Plan. Our named executive officers are eligible to participate in our 2000 Employee Stock Purchase Plan (“ESPP”), but did not participate in the ESPP in 2024. We may terminate the ESPP at any time.

401(k) Plan. We maintain a 401(k) Plan that is a defined contribution plan intended to qualify under Section 401(a) of the IRS Code. We have not matched any pre-tax contributions to the 401(k) Plan.

Paid Time Off. Our executive officers do not accrue vacation benefits available to our other employees, but do receive other paid time off benefits on the same basis as other employees.

Post-Employment Obligations

We have employment agreements with Messrs. Barbier, Barry and Schoen and Dr. Kupiec that provide for payments and benefits in connection with a termination of employment without cause. The primary basis for selecting termination without cause for triggering payment was that such terms are deemed necessary in attracting and retaining high-performing executive talent. For additional information on the specific terms and conditions of this employment arrangements, see the discussion in the section entitled “Executive Compensation and Other Matters – Employment and Severance Arrangements” of this Proxy Statement.

Accounting and Tax Considerations

Generally, the expense related to an option grant or award is established at the time of awards for purposes of financial reporting and recognized as appropriate over the period of time covered by the option grant or award. Our financial statements include more information regarding accounting for stock options.

The tax deductions related to equity awards are generally determined in the future, usually at the time of exercise or sale of the underlying stock from stock options or at the time of vesting of other equity awards. These tax deductions may be more or less than the amount of the underlying expense recorded for financial reporting purposes. We cannot predict the amount of tax deductions we earn in the future, if any, because the deductions are based on the fair market value of Common Stock on the date when the tax deduction is earned.

Section 162(m) generally imposes a $1 million limit on the amount a public company may deduct for compensation paid to certain current and former executive officers. Prior to 2018, this limitation did not apply to compensation that met Section 162(m)’s requirements for qualifying performance-based compensation. This performance-based compensation exemption was repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible, unless such compensation qualifies for transition relief applicable to certain arrangements that were in effect as of November 2, 2017 and are not materially modified thereafter.

As in prior years, while deductibility of executive compensation for federal income tax purposes is among the factors we consider when structuring our executive compensation arrangements, it is not the sole or primary factor considered. We retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of the Company.

Stock Ownership Guidelines

We do not have any stock ownership guidelines, ownership goals or holding requirements. We have an insider trading policy that is designed to promote compliance with insider trading laws and that establishes certain restrictions on trading windows.

Clawback Policy

Effective October 2, 2023, we adopted an executive compensation clawback policy as required pursuant to the listing standards of Nasdaq, Section 10D of the Exchange Act and Rule 10D-1 under the Exchange Act (the “Dodd-Frank Clawback Policy”). The Dodd-Frank Clawback Policy generally provides that we will seek to recover, in the event of a required accounting restatement, reasonably promptly, excess incentive compensation received by covered officers where that compensation is based on erroneously reported financial information.

Other Corporate Governance Policies and Practices

The Company has adopted a Code of Ethics that applies to all its directors and employees, including its senior financial and principal executive officers. The Code of Ethics covers a variety of matters, such as acting with integrity and compliance with laws, including anti-corruption laws. Amendments to and waivers, if any, of the Code of Ethics as it pertains to the principal executive officer, principal financial officer, and principal accounting officer, if any, will be disclosed on our website. The Code of Business Conduct is available on the Company’s website at www.cassavasciences.com.

The Company has also adopted Corporate Governance Guidelines that are available on the Company’s website at www.cassavasciences.com.

Summary Compensation Table

The following table sets forth information regarding compensation for each of our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (1) ($)		All Other Compen- sation ($)		Total ($)
Richard J. Barry	2024	309,375	—	—	16,410,050	(4)	10,000	(3)	16,729,425
President and Chief Executive Officer (2)	2023	—	—	—	538,655	(4)	7,500	(3)	546,155

Remi Barbier	2024	867,708	500,000	—	1,062,145		1,255,950	(5)	3,685,803
Former President and Chief Executive	2023	1,188,000	—	—	5,065,650		9,388		6,263,038
Officer

James W. Kupiec, M.D.	2024	449,000	50,000	—	2,807,128		—		3,306,128
Chief Medical Officer	2023	435,000	—	—	2,532,825		—		2,967,825

Eric J. Schoen	2024	475,000	250,000	—	3,125,772		—		3,850,772
Chief Financial Officer	2023	460,000	—	—	2,532,825		—		2,992,825

(1)

Assumptions used in calculating the value of option awards are described in Notes 2 and 7 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2024, incorporated herein by reference. The amounts reported for option awards are based on the aggregate grant date fair value computed in accordance with ASC Topic 718.

(2)	On July 15, 2024, Mr. Barry, an independent director at the time, was named by the Board as its Executive Chairman. On September 6, 2024, Mr. Barry was appointed President and Chief Executive Officer.
(3)	Represents fees earned or paid in cash for service as a non-employee director.
(4)

Calendar 2023 represents option awards granted to Mr. Barry for service as a non-employee director. Calendar 2024 includes option awards granted to Mr. Barry, with a grant date fair value of $304,369, for service as a non-employee director.

(5)	Represents severance of $1,225,000 due to Mr. Barbier, including $357,292 paid in 2024, and life and health insurance premiums, including tax gross ups, of $30,950.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding the outstanding equity awards at December 31, 2024 held by each of our executive officers named in the Summary Compensation Table.

			Option Awards(1)
Name	Option/ Award Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Richard J. Barry	5/4/23	(5)	10,555	9,445	22.34	5/4/33
	5/4/23		5,000	—	22.34	5/4/33
	5/9/24	(2)	8,750	6,250	21.11	5/9/34
	10/1/24	(3)	—	600,000	27.42	10/1/34

Remi Barbier	12/11/15		85,714	—	13.02	12/11/25
	8/23/17		300,000	—	3.24	8/23/27
	9/28/18		60,000	—	1.01	9/28/28
	12/13/19		100,000	—	1.88	12/13/29
	10/3/23	(5)	116,666	183,334	17.54	10/3/33
	5/20/24	(4)	7,291	42,709	22.10	5/20/34

James W. Kupiec, M.D.	10/3/23	(5)	58,333	91,667	17.54	10/3/33
	5/20/24	(4)	1,458	8,542	22.10	5/20/34
	9/6/2024	(6)	—	100,000	26.91	9/6/34

Eric J. Schoen	10/3/23	(5)	58,333	91,667	17.54	10/3/33
	5/20/24	(4)	3,645	21,355	22.10	5/20/34
	9/6/2024	(6)	—	100,000	26.91	9/6/34

(1) All of the outstanding equity awards were granted under our 2008 Equity Incentive Plan or 2018 Omnibus Incentive Plan. Option awards were granted with an exercise price equal to the fair market value of our common stock on the date of grant.

(2) One twelfth of the shares subject to each such option vest and become exercisable one month after the vesting commencement date, and an additional one twelfth of the shares subject to such option vest each month thereafter.

(3) Shares subject to each such option vest and become exercisable in four equal annual installments (25% each year) with the initial 25% vesting on July 15, 2025.

(4) One forty-eighth of the shares subject to each such option vest and become exercisable one month after the vesting commencement date, and an additional one forty-eighth of the shares subject to such option vest each month thereafter.

(5) One thirty-sixth of the shares subject to each such option vest and become exercisable one month after the vesting commencement date, and an additional one thirty-sixth of the shares subject to such option vest each month thereafter.

(6) Shares subject to each such option vest and become exercisable over 2 years, with 50% cliff vesting 1-year after grant date and the remaining 50% cliff vesting 2-years after grant date.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Summary of Executive Compensation.”

Year	Summary Compensation Table Total for PEO 1 (Barbier)1	Compensation Actually Paid to PEO 1 (Barbier)2	Summary Compensation Table Total for PEO 2 (Barry)1	Compensation Actually Paid to PEO 2 (Barry)2	Average Summary Compensation Table Total for Non-PEO NEOs3	Average Compensation Actually Paid to Non-PEO NEOs4	Value of Initial Fixed $100 Investment Based On:	Net Loss (thousands)6
							Total Shareholder Return5
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(h)
2024	$3,685,803	$(1,008,439)	$16,729,425	$1,776,953	$3,578,450	$(922,763)	$45	$(24,342)
2023	$6,263,038	$7,562,818	$-	$-	$2,409,975	$2,362,737	$433	$(97,217)
2022	$1,114,998	$361,355	$-	$-	$1,240,460	$874,752	$568	$(76,246)
2021	$1,741,120	$8,938,255	$-	$-	$671,837	$2,636,522	$840	$(32,385)
2020	$936,120	$1,282,944	$-	$-	$298,466	$444,819	$131	$(6,334)

1  Summary Compensation Table Total for PEOs: The dollar amounts reported in column (b) are the amounts of total compensation reported for our former PEO, Mr. Barbier, and our current PEO, Mr. Barry, for each corresponding year in the “Total” column of the Summary Compensation Table.

2  Compensation Actually Paid to PEOs: The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Barbier and Mr. Barry, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Barbier and Mr. Barry during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Barbier’s and Mr. Barry’s total compensation to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO 1 (Barbier)	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO 1 (Barbier)
2024	$3,685,803	$(1,062,145)	$(3,632,097)	$(1,008,439)

Year	Reported Summary Compensation Table Total for PEO 2 (Barry)	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO 2 (Barry)
2024	$16,729,425	$(16,410,050)	$1,457,578	$1,776,953

(a)	The grant date fair value of equity awards represents the total of any amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table.
(b)	The equity award adjustments include the addition (or subtraction, as applicable) of the following:

(i) the year-end fair value (computed consistent with the methodology used for share-based payments under U.S. GAAP) of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year;

(ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year;

(iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date;

(iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and

(v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year.

The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	(i)Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year (Barbier)	(ii)Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	(iii)Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	(iv)Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	(v)Fair Value at the end of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Total Equity Award Adjustments (Barbier)
2024	$86,521	$(3,593,300)	$162,623	$(287,941)	$-	$(3,632,097)

Year	(i)Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year (Barry)	(ii)Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	(iii)Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	(iv)Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	(v)Fair Value at the end of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Total Equity Award Adjustments (Barry)
2024	$1,308,946	$7,299	$-	$141,333	$-	$1,457,578

3 Average Summary Compensation Table Total for Non-PEO NEOs: The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Barbier for all years presented and Mr. Barry for 2024) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Barbier and Mr. Barry) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Dr. Kupiec and Mr. Schoen (ii) for 2023, Mssrs. Cook and Schoen, and Dr. Kupiec; (iii) for 2022, Mssrs. Cook and Schoen, and Drs. Friedmann and Kupiec; (iv) for 2021, Mr. Schoen and Drs. Friedmann and Kupiec; and (v) for 2020, Mr. Schoen and Dr. Friedmann. Dr. Nadav Friedmann was a Director and our Chief Medical Officer who passed away in December 2022 following a brief journey with cancer.

4 Average Compensation Actually Paid to Non-PEO NEOs: The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Barbier and Mr. Barry), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Barbier and Mr. Barry) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Barbier and Mr. Barry) to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2024	$3,578,450	$(2,966,450)	$(1,534,763)	$(922,763)

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	(i)Average Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	(ii)Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	(iii)Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	(iv)Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	(v)Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Total Average Equity Award Adjustments
2024	$270,745	($1,794,028)	$129,333	($140,814)	$-	$(1,534,763)

5  Total Shareholder Return: Cumulative TSR is calculated based upon a fixed investment of $100 on the last trading day of calendar 2019 through and including the last trading day of calendar 2024. Pursuant to applicable Securities and Exchange Commission rules, all values assume reinvestment of the full amount of all dividends, however no cash dividends have been declared on our Common Stock to date. The stockholder returns shown on the graph below are based on historical results and are not necessarily indicative of future performance, and we do not make or endorse any predictions as to future stockholder returns.

6  Net Loss: The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay versus Performance Table

As described in more detail in the section “Summary of Executive Compensation,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes various performance measures to align executive compensation with Company performance, few of those Company measures are presented in the Pay versus Performance table as progress of clinical development of our product candidates is non-financial in nature. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR

The amount of compensation actually paid to our former PEO, Mr. Barbier, our current PEO, Mr. Barry, and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Barbier and Mr. Barry) is aligned with the Company’s cumulative TSR over the five years presented in the table. The alignment of compensation actually paid with the Company’s cumulative TSR over the period presented is because a significant portion of the compensation actually paid to Mr. Barbier, Mr. Barry and to the other NEOs is comprised of equity awards. Thus, compensation actually paid decreased consistent with the decrease in stock price in 2024.

Compensation Actually Paid and Net Loss

The amount of compensation actually paid to our former PEO, Mr. Barbier, our current PEO, Mr. Barry, and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Barbier and Mr. Barry) is generally not aligned with the Company’s net loss over the five years presented in the table. In general, companies seek to generate net income rather than a net loss. However, for a clinical stage company such as Cassava, an increasing net loss may be linked to and indicative of progress in clinical trials, which are larger and more expensive in later stages trials.

Potential Payments upon Termination or Change-in-Control

Employment and Severance Arrangements

We have employment agreements with each of Messrs. Barry, Kupiec and Schoen, which provide for post-termination payments and benefits upon a termination of employment without “cause” as discussed below. In addition, we had an employment agreement with Mr. Barbier for his employment until September 13, 2024.

Employment Agreement with Richard J. Barry

The September 30, 2024 employment agreement with Mr. Barry is for an initial period of three years and automatically renews for consecutive one-year terms unless the Company or Mr. Barry terminates the agreement 60 days prior to the end of the then-current term.

The employment agreement that provides for, among other things, (i) an initial base salary of $675,000, retroactive to July 15, 2024, (ii) an annual bonus at target of 60% of base salary, prorated for partial years of service, (iii) the grant of a stock option award to purchase 600,000 shares of the Company’s common stock (the “Options”) and (iv) other customary covenants, terms and conditions during the employment agreement’s term.

The Options were issued with an exercise price of $27.42 per common share, which represents the closing price of the Company’s common stock on the date of grant of the Options, pursuant to the 2018 Omnibus Equity Incentive Plan with cliff vesting in four equal annual installments (25% each year) beginning on July 15, 2025 and 25% each full year thereafter, subject to Mr. Barry’s continued employment with the Company.

Pursuant to the Employment Agreement, if Mr. Barry is terminated without cause or resigns for good reason, he will be entitled to (i) continued payment of his base salary as then in effect through the effective date of his termination from employment, (ii) continued payment of his base salary as then in effect for a period of twelve (12) months following the date of termination and (iii) continued employee benefits through the Company’s medical plan, with premiums paid by the Company, until the earlier of twelve (12) months after termination or the time that he becomes covered under another employer-sponsored medical plan. In the event that Mr. Barry is terminated in connection with a “Change in Control” (as defined in the employment agreement), he will be entitled to benefits as if he had been terminated without cause under the employment agreement. The foregoing termination benefits are conditioned upon Mr. Barry signing and not revoking an employment separation and release agreement in a form acceptable to the Company.

In the event of a change of control in which this employment agreement is not assumed by the successor entity either by operation of law or by assignment, Mr. Barry’s employment with the Company shall be deemed to be termination for “other than cause.” The cost of our post-employment obligations to Mr. Barry cannot be determined until a termination has occurred. However, assuming Mr. Barry’s employment was terminated for reasons other than cause on December 31, 2024, we would have had to pay Mr. Barbier approximately $675,000 for base salary pursuant to his employment agreement with the Company.

In addition, our 2018 Omnibus Incentive Plan includes provisions for accelerated vesting of unvested stock options, including in the event of termination other than for cause in connection with a change in control of the Company. The value of such an event cannot be determined until it occurs. However, assuming Mr. Barry’s employment was terminated for reasons other than cause following a change in control on December 31, 2024, there is no aggregate intrinsic value of unvested stock options for which vesting would accelerate based on the then-current price of our common stock of $2.36 per share.

Employment Agreement with Remi Barbier

On July 15, 2024, Remi Barbier, our President and Chief Executive Officer resigned from the Company, effective as of September 13, 2024 (the “Effective Date”). Mr. Barbier’s resignation was deemed a termination by the Company “Other Than for Cause” for purposes of Mr. Barbier’s employment agreement with the Company, Mr. Barbier remained employed by the Company through the Effective Date in a non-executive capacity, without duties or responsibilities.

Pursuant to the terms of Mr. Barbier’s Employment Agreement, Mr. Barbier is receiving severance compensation equal to $1.23 million over twelve months following the Effective Date. Mr. Barbier is continuing to participate in the Company’s medical plan at Cassava’s expense and received a payment sufficient to provide insurance coverage equivalent to existing third-party plans, in each case for a period of twelve months following separation.

In addition, on July 15, 2024, the Company’s Board of Directors accepted Mr. Barbier’s resignation as Chairman of the Board and from board membership, effective immediately. Mr. Barbier’s resignation from the Board was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On September 13, 2024, the Company entered into a non-exclusive Consulting Agreement (the “Consulting Agreement”) with Mr. Barbier. Pursuant to the Consulting Agreement, for a period of one year, Mr. Barbier was to furnish consulting services for $100 per hour as, and to the extent, reasonably requested by the Company for purposes of providing information and support for scientific research and/or obtaining governmental approval for the Company’s products. Pursuant to the Consulting Agreement, Mr. Barbier also agreed to confidentiality and other customary covenants, terms and conditions during the Consulting Agreement’s term. The Consulting Agreement was terminated effective January 23, 2025. Total consulting fees paid to Mr. Barbier were de minimis through the termination of the consulting agreement.

Employment Agreement with James W. Kupiec

Under the terms of an employment agreement provided to Dr. Kupiec, we or Dr. Kupiec may terminate employment at any time for any reason or no reason. However, if we terminate his employment without cause or in the event of a “constructive dismissal,” terms not specifically defined in such agreement, we must pay severance equal to Dr. Kupiec’s base salary and benefits until the sooner of the date that he secures other employment, or the date that is three months after the date of his termination. The cost of our post-employment obligations under this employment agreement cannot be determined until a termination has actually occurred. However, assuming Dr. Kupiec’s employment was terminated without cause on December 31, 2024 and assuming further that Dr. Kupiec did not secure employment within three months of such termination, we would have had to pay Dr. Kupiec approximately $112,000 and $1,000 for base salary and benefit expenses, respectively, pursuant to his employment agreement with the Company.

If we terminate Dr. Kupiec’s employment without cause following a Change-in-Control, we must pay severance equal to Dr. Kupiec’s base salary and benefits until the date that is 12 months after the date of his termination. A ‘Change-in-Control’ means the acquisition of 51% or more of Cassava Sciences’ then outstanding shares at the time of a Change-in-Control transaction, provided, however, Dr. Kupiec signs and does not revoke an employment separation and release agreement, and further provided, however, that raising capital through the issuance of equity by the Company shall not constitute a Change-in-Control. The cost of our post-employment obligations under this employment agreement cannot be determined until a termination has actually occurred. However, assuming Dr. Kupiec’s employment was terminated following a Change-in-Control on December 31, 2024, we would have had to pay Dr. Kupiec approximately $449,000 and $5,000 for base salary and benefit expenses, respectively, pursuant to his employment agreement with the Company.

In addition, our 2018 Omnibus Incentive Plan includes provisions for accelerated vesting of unvested stock options, including in the event of termination other than for cause in connection with a change in control of the Company. The value of such an event cannot be determined until it occurs. However, assuming Dr. Kupiec’s employment was terminated for reasons other than cause following a change in control on December 31, 2024, there is no aggregate intrinsic value of unvested stock options for which vesting would accelerate based on the then-current price of our common stock of $2.36 per share.

Employment Agreement with Eric Schoen

Under the terms of an employment agreement provided to Mr. Schoen, we may terminate his employment with us at any time for any reason or no reason. However, if we terminate employment without cause or in the event of a “constructive dismissal,” terms not specifically defined in such agreement, we must pay severance equal to Mr. Schoen’s base salary and benefits until the sooner of the date that he secures other employment, or the date that is three months after the date of his termination. The cost of our post-employment obligations under this employment agreement cannot be determined until a termination has actually occurred. However, assuming Mr. Schoen’s employment was terminated without cause on December 31, 2024 and assuming further that Mr. Schoen did not secure employment within three months of such termination, we would have had to pay Mr. Schoen approximately $119,000 and $5,000 for base salary and benefit expenses, respectively, pursuant to his employment agreement with the Company.

If we terminate Mr. Schoen’s employment without cause following a Change-in-Control, we must pay severance equal to Mr. Schoen’s base salary and benefits until the date that is 12 months after the date of his termination. A ‘Change-in-Control’ means the acquisition of 51% or more of Cassava Sciences’ then outstanding shares at the time of a Change-in-Control transaction, provided, however, Mr. Schoen signs and does not revoke an employment separation and release agreement, and further provided, however, that raising capital through the issuance of equity by the Company shall not constitute a Change-in-Control. The cost of our post-employment obligations under this employment agreement cannot be determined until a termination has actually occurred. However, assuming Mr. Schoen’s employment was terminated following a Change-in-Control on December 31, 2024, we would have had to pay Mr. Schoen approximately $475,000 and $20,000 for base salary and benefit expenses, respectively, pursuant to his employment agreement with the Company.

In addition, our 2018 Omnibus Incentive Plan includes provisions for accelerated vesting of unvested stock options, including in the event of termination other than for cause in connection with a change in control of the Company. The value of such an event cannot be determined until it occurs. However, assuming Mr. Schoen’s employment was terminated for reasons other than cause following a change in control on December 31, 2024, there is no aggregate intrinsic value of unvested stock options for which vesting would accelerate based on the then-current price of our common stock of $2.36 per share.

Insider Trading Policy

The Company’s Insider Trading Policy prohibits all directors, officers, employees, and consultants who may, as a result of their position with the Company, have access to material non-public information and the family members of each of the foregoing (“Insiders”) from trading in the Company’s securities while aware of material non-public information. The Insider Trading Policy also prohibits providing any such material non-public information to any other person who may trade in securities while aware of such information. The Insider Trading Policy has procedures that require transactions in our stock by Insiders be made after satisfying mandatory pre-clearance requirements.

Hedging and Pledging Policy

Under the terms of the Company’s insider trading policy, no employees, contractors, consultants and members of the Board of Directors (and their respective family members and any affiliated entities, such as venture capital funds) may engage in hedging or monetization transactions involving the Company’s securities, such as prepaid variable forward contracts, equity swaps, collars or exchange funds. In addition, such persons may not hold the Company’s securities in a margin account or pledge the Company’s securities as collateral for a loan unless the pledge has been approved by the Compliance Officer in writing.

Director Compensation

The following table sets forth all director compensation for 2024 for all directors who are not named executive officers.

Name	Fees earned or paid in cash($)(1)	Option Awards ($)(2)	Total ($)
Robert Anderson, Jr.	10,000	202,913	212,913
Pierre Gravier	10,000	202,913	212,913
Robert C. Gussin, Ph.D.	10,000	304,369	314,369
Claude Nicaise, M.D.	10,000	202,913	212,913
Michael J. O’Donnell, Esq.	10,000	202,913	212,913
Sanford R. Robertson (3)	7,500	304,369	311,869
Patrick J. Scannon, M.D., Ph.D.	10,000	202,913	212,913

(1)	Non-employee directors are each eligible for a $10,000 annual cash retainer, payable in arrears for each 12-month period of service.
(2)

Assumptions used in calculating the value of option awards are described in Notes 2 and 7 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2024, incorporated herein by reference. The amounts reported for option awards are based on the aggregate grant date fair value computed in accordance with ASC Topic 718. Total stock options outstanding at December 31, 2024 for non-employee directors were as follows: Mr. Anderson - 30,000; Mr. Gravier - 30,000; Dr. Gussin - 158,210; Dr. Nicaise - 30,000; Mr. O’Donnell - 101,426; and Mr. Scannon - 105,426.

(3)	Sanford “Sandy” Robertson, an esteemed long-term member of the Board, passed away on August 3, 2024. He is included as a director for SEC disclosure purposes as he was a Company director during 2024.

Each non-employee director is eligible to receive compensation for service consisting of annual cash retainers and equity awards under our Non-employee Director Compensation Program, which was adopted by our Board of Directors in March 2023 and became effective upon approval by stockholder vote at our 2023 Annual Meeting of Stockholders on May 4, 2023. Our Board has approved an amendment to our Non-employee Director Compensation Program to help attract and retain highly qualified directors, which amendment is subject to stockholder approval. We encourage you to review and vote for Proposal Two in this Proxy.

We believe highly qualified directors are critical to the Company’s success. In order to attract, motivate, retain and reward non-employee directors to the Company’s Board of Directors, we believe that an amendment to our compensation program for non-employee directors is in the best interests of the Company and its stockholders.

Existing Non-employee Director Compensation Program

The Non-employee Director Compensation Program provides for a $10,000 annual cash retainer, payable in arrears to each non-employee director of the Company’s Board of Directors for each 12-month period of service during the 36-month period following the May 2023 stockholder approval, pro-rated for partial periods of service based on the number of quarters in which the non-employee director provides at least one day of service. The Non-employee Director Compensation Program also provides for the following automatic grants of stock options to the non-employee members of the Company’s Board of Directors:

●	An initial nonqualified stock option grant on the date of the 2023 Annual Meeting of Stockholders for the right to purchase 20,000 shares of the Company’s Common Stock, vesting monthly over 36 months;

●

An annual nonqualified stock option grant on the date of the Company’s annual meeting of stockholders in 2025 for the right to purchase 10,000 shares of the Company’s Common Stock, vesting monthly over 12 months; and

●

An additional nonqualified stock option grant on the date of the Company’s annual meeting of stockholders in 2025 for the right to purchase 2,500 shares of the Company’s Common Stock for service on one standing committee of the Board of Directors or 5,000 shares of the Company’s Common Stock for service on two or more standing committees of the Board of Directors, vesting monthly over 12 months.

Newly appointed or elected members of the Board of Directors qualify to receive a nonqualified stock option grant for the right to purchase 20,000 shares of the Company’s Common Stock, vesting monthly over 36 months, and thereafter receive benefits in the same manner as other non-employee directors under the Non-employee Director Compensation Program.

All stock options are granted pursuant to the Company’s 2018 Omnibus Incentive Plan. Stock options have an exercise price per share equal to the fair market value of a share of the Company’s Common Stock at the time of grant and will have a maximum ten-year term.

Director and Officer Liability Insurance

We maintain director and officer indemnification insurance coverage. This insurance covers directors and officers individually. These policies currently run from July 13, 2024 through July 12, 2025 at a total annual cost of approximately $1.5 million. The primary carrier is U.S. Specialty Insurance Company. We reimburse our directors for expenses incurred in attending any Board of Directors or committee meetings.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

The Audit Committee operates under a written charter adopted by the Board of Directors. The purpose of the Audit Committee includes the following:

●	Select, hire and oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;
●	Approve audit and non-audit services and fees;
●	Assist the Board of Directors of the Company in oversight and monitoring:
● the integrity of the Company’s financial statements;
● the Company’s financial reporting process;
● the Company’s compliance with legal and regulatory requirements under applicable securities law;
● the independent registered public accounting firms’ qualifications, independence and performance; and
● the adequacy and effectiveness of the Company’s systems of internal accounting and financial controls;
●	Prepare a report in the Company’s annual proxy statement in accordance with the rules of the SEC;
●	Provide the Board of Directors with the results of its monitoring and recommendations derived therefrom; and
●

Provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that come to its attention and that require the attention of the Board of Directors.

Management has the primary responsibility for preparing the financial statements and the reporting process including the system of internal controls, and the independent auditor is responsible for auditing and reviewing those financial statements. The Audit Committee is responsible for assisting the Board of Directors in overseeing the conduct of these activities by management and the independent auditor.

In fulfilling its responsibilities, the Audit Committee has:

●	Reviewed and discussed the audited financial statements, including balance sheets, related statements of operations, stockholders’ equity and cash flows, with management;
●	Discussed with Ernst & Young LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;
●

Received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence; and

●	Discussed with Ernst & Young LLP the independent accountant’s independence.

The Audit Committee discusses with the Company’s independent registered public accounting firm, the overall scope and plans for their audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC. The Audit Committee and the Board of Directors have also recommended, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm.

Respectfully Submitted By:

MEMBERS OF THE AUDIT COMMITTEE

Pierre Gravier, Audit Committee Chair
Robert Z. Gussin, Ph.D.
Robert Anderson, Jr.
Dated: April 2, 2025

The information contained above under the caption “Report of the Audit Committee of the Board of Directors” shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

There has not been nor is there currently proposed any transaction or series of similar transactions requiring disclosure in this Proxy Statement to which we were or are a party in which any director, executive officer, holder of more than 5% of our Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than fees and expenses incurred for legal services, described below, and compensation agreements and other arrangements which are described in the section entitled “Executive Compensation and Other Matters – Employment and Severance Arrangements,” “Security Ownership of Certain Beneficial Owners and Management” and the indemnification agreements described below. In accordance with the charter of the Company’s Audit Committee, the Company’s policy is to require that any related party transactions be reviewed and approved by the Audit Committee.

Legal Services

During 2024, Orrick, Herrington & Sutcliffe LLP (“Orrick”) provided legal services to the Company. Mr. O’Donnell, a director of the Company, is a member of Orrick. For the fiscal year 2024, the Company paid Orrick a total of $2,343,000 for legal services.

All such services provided by Orrick to the Company were made in the ordinary course of business and on substantially the same terms as other comparable transactions with third parties. We believe the legal fees paid in 2024 to Orrick were less than 1% of such firm’s total gross revenues for its last completed fiscal year.

Former Related Party Employee

On July 16, 2024, our former Senior Vice President (SVP), Neuroscience agreed to step down from her employment with the Company, effective immediately. Our former SVP, Neuroscience is the spouse of our former President and Chief Executive Officer. Pursuant to a separation agreement, our former SVP, Neuroscience is receiving severance compensation equal to $0.5 million in quarterly installments over twelve months. Prior to her departure, our former SVP, Neuroscience had an annual base salary of $475,200 in 2023 and $490,000 in 2024. All compensation determinations regarding our former SVP, Neuroscience were made solely by the Compensation Committee. Stock options awarded to our former SVP, Neuroscience were historically disclosed in our 2023 and 2024 proxy statements.

On July 16, 2024, the Company entered into a one-year consulting agreement with the Company’s former SVP, Neuroscience. Pursuant to the terms of the consulting agreement, the consultant is providing services for purposes of providing information and support for scientific research and/or obtaining governmental approval for the Company’s products. The Company will pay $500 per hour for such consulting services. The Company incurred fees totaling $43,000 under the consulting agreement during the year ended December 31, 2024.

Indemnification of Directors and Officers

The Company has entered into indemnification agreements with each of our directors and officers, which require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law.

OTHER MATTERS

The Board of Directors does not know of any other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

It is important that your shares of our Common Stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Dated: April 3, 2025

CASSAVA sciences VOTE

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Your vote matters – here's how to vote!

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Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — DIRECTORS RECOMMEND VOTE "FOR" ITEMS 1 - 5.

1. Re-elect two (2) Class I Directors to serve for three-year terms as of the date of the Annual Meeting of Stockholders and until their successors are duly elected and qualified:

Nominee	For	Withhold
01 - Robert Anderson, Jr.	☐	☐
02 - Michael J. O'Donnell	☐	☐

Proposal	For	Against	Abstain
2. To approve an amendment to the Company's Non-employee Director Compensation Program.	☐	☐	☐
3. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to reduce the Company's Board classification from three to two.	☐	☐	☐
4. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025.	☐	☐	☐
5. To approve, by a non-binding advisory vote, the 2024 executive compensation for the Company's named executive officers.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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CASSAVA SCIENCES, INC.

YOUR VOTE IS IMPORTANT

- Complete and return a written Proxy Card,
- Vote by internet or telephone, or
- Attend the Company's 2025 Annual Meeting of Stockholders virtually and vote.

All stockholders are cordially invited to attend the Meeting virtually. To ensure your representation at the Meeting, however, you are urged to mark, sign, date and return the attached Proxy Card as promptly as possible in the postage pre-paid envelope enclosed for that purpose or to vote your shares by internet or telephone. Any stockholder attending the Meeting virtually may vote even if he or she has returned a Proxy Card or has voted by internet or telephone. Stockholders can attend the Meeting virtually at meetnow.global/M6YCARY. To access the Meeting virtually, you must have the information that is printed in the shaded bar located on the reverse side of this form.

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — CASSAVA SCIENCES, INC.

The undersigned hereby appoints each of Richard J. Barry and R. Christopher Cook, with full power of substitution, to act as proxy and attorney-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Cassava Sciences, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on Friday, May 23, 2025 at 10:00 am Central Time, virtually at meetnow.global/M6YCARY, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

- **COMPLETE AND RETURN A WRITTEN PROXY CARD,**
- **VOTE BY INTERNET OR TELEPHONE, OR**
- **ATTEND THE COMPANY'S 2025 ANNUAL MEETING OF STOCKHOLDERS VIRTUALLY AND VOTE.**

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING VIRTUALLY. TO ENSURE YOUR REPRESENTATION AT THE MEETING, HOWEVER, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR VOTE YOUR SHARES BY INTERNET OR TELEPHONE. ANY STOCKHOLDER ATTENDING THE MEETING VIRTUALLY MAY VOTE EVEN IF HE OR SHE HAS RETURNED A PROXY CARD OR HAS VOTED BY INTERNET OR TELEPHONE.

C Non-Voting Items

Change of Address — Please print new address below.	**Comments** — Please print your comments below.

Exhibit A

AMENDED NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

(Adopted and approved effective May ~~4~~23, ~~2023~~2025)

Each member of the Board of Directors (the “Board”) of Cassava Sciences, Inc. (the “Company”), who is not an employee of the Company (each such member, a “Non-employee Director”), will receive the compensation described in this amended Director Compensation Program (the “Amended Director Compensation Program”) for his or her Board service upon and following the date set forth ~~above~~ (the “Effective Date”), subject to the approval of this Amended Director Compensation Program by the stockholders of the Company at the Company’s ~~2023~~2025 Annual Meeting of Stockholders.

The Amended Director Compensation Program will be effective as of the Effective Date and supersedes all prior arrangements with respect to the subject matter hereof. Stock option grants awarded prior to the Effective Date shall not be affected in any way by this Amended Director Compensation Program.

As set forth in this Amended Director Compensation Program, each person who is a Non-employee Director on the Effective Date shall be eligible to receive the following compensation:

●	Annual Cash Retainer: ~~$10,000~~40,000;

●	~~2023 Initial Stock Option Grant: 20,000 stock options (vesting over 36 months);~~Additional Annual Cash Retainer to Board Chair: $30,000;

●

~~Annual Stock Option Grant in 2024 and 2025: 10,000 stock options (vesting over 12 months);~~Additional Annual Cash Fees to Chairs of the Audit, Compensation, and Nominating & Governance Committees: $15,000, $10,000, and $8,000, respectively;

●	Additional Annual Cash Fees to non-Chair Members of the Audit, Compensation, and Nominating & Governance Committees: $7,500, $5,000, and $4,000, respectively; and

●

~~Additional Committee Grant: 2,500~~Annual Stock Option Grant: 26,500 stock options ~~for service on one standing Board committee or 5,000 options for service on two or more standing Board committees~~ (vesting over 12 months).

Non-employee Directors elected or appointed to the Board after the Effective Date shall be eligible to receive a stock option grant of ~~20,000~~53,000 stock options on the start date of their service to the Company, as set forth below, and shall participate in the Amended Director Compensation Program as described below.

6801 N Capital of Texas Highway, Building 1; Suite 300, Austin, TX 78731
Phone: 512-501-2444 Fax: 512-614-0414

Annual Cash Compensation

Each Non-employee Director will receive $~~10,000~~40,000 in annual cash compensation ~~per~~ . The Board Chair will receive an additional $30,000 annual cash retainer.

The Chair of the Audit Committee will receive an annual cash fee of $15,000 and each non-Chair member of the Audit Committee will receive an annual cash fee of $7,500. These cash fees will be in addition to any annual cash compensation received for service as a Non-employee Director, as Board Chair, and/or as a member or chair of any other committee.

The Chair of the Compensation Committee will receive an annual cash fee of $10,000 and each non-Chair member of the Compensation Committee will receive an annual cash fee of $5,000. These cash fees will be in addition to any annual cash compensation received for service as a Non-employee Director, as Board Chair, and/or as a member or chair of any other committee.

The Chair of the Nominating & Governance Committee will receive an annual cash fee of $8,000 and each non-Chair member of the Nominating & Governance Committee will receive an annual cash fee of $4,000. These cash fees will be in addition to any annual cash compensation received for service as a Non-employee Director, as Board Chair, and/or as a member or chair of any other committee.

All annual cash compensation will be paid for twelve (12) months of continuous service on the Board, with each twelve (12) month period measured from the Effective Date for this purpose. ~~The~~All annual cash compensation ~~amount~~amounts will be payable in arrears, in one payment on the applicable anniversary of the Effective Date.

In the event that a new Non-employee Director is appointed to the Board ~~or~~, that a Non-employee Director ceases to be a Non-employee Director, that a Non-employee Director is appointed to a chair or committee position, or that a Non-employee Director ceases to be a chair or committee member during such a twelve (12) month period, then any amount payable for a partial year of service will be paid pro-rata based on the number of quarters in which the Non-employee Director served as a member and/or chair of the Board or committee for at least one day during the applicable twelve (12) month period and shall be payable, in the case of a departing Non-employee Director, within thirty (30) days of such Non-employee Director’s separation from service (within the meaning of IRS Code Section 409A).

Equity Compensation

The equity awards contemplated by this Amended Director Compensation Program will be granted under the Company’s 2018 Omnibus Incentive Plan, as amended, or any successor equity incentive plan adopted by the Board and the stockholders of the Company (the “Plan”) and shall be automatic and nondiscretionary. In the event of any inconsistency between the Plan and this Amended Director Compensation Program, this Amended Director Compensation Program shall control.

Automatic Stock Option Grants. Automatic stock option grants shall be made to Non-employee Directors as follows:

~~Initial Grant for all Non-employee Directors in 2023. Without any further action of the Board, on the Effective Date, each person who is a Non-employee Director on the Effective Date shall be granted a stock option award (“Initial Option Award”) under the Plan covering 20,000 shares of the Company’s Common Stock (as defined in the Plan). Each Initial Option Award shall vest monthly on the monthly anniversary of the date of grant in thirty-six (36) equal monthly installments over the following thirty-six (36) months after the grant date, subject to the applicable Non-employee Director’s continued service as a member of the Board through such vesting date; provided, however, that the final monthly installment shall vest on the day immediately prior to the upcoming annual meeting of the Company’s stockholders (“Annual Meeting”).~~

Annual Grant for Continuing Non-employee Directors ~~in 2024 and 2025~~. Without any further action of the Board, at the close of business on the date of each Annual Meeting in ~~2024 and~~ 2025, each person who is a Non-employee Director on such date shall be granted a stock option award (“Annual Option Award”) under the Plan covering ~~10,000~~26,500 shares of the Company’s Common Stock. Each Annual Option Award shall vest monthly in twelve (12) equal installments on the monthly anniversary of the date of grant over the following twelve (12) months after the grant date, subject to the applicable Non-employee Director’s continued service as a member of the Board through such vesting date; provided, however, that the final monthly installment shall vest on the day immediately prior to the upcoming Annual Meeting.

~~Additional Annual Grant for Non-employee Directors Serving on Standing Committees. Without any further action of the Board, on the Effective Date and at the close of business on the date of each Annual Meeting in 2024 and 2025, each person who is a Non-employee Director and member of a Standing Committee (as defined below) on such date, shall be granted a stock option award (“Committee Option Award”) under the Plan covering 2,500 shares of the Company’s Common Stock if such Non-employee Director serves on one Standing Committee or 5,000 Shares of the Company’s Common Stock if such Non-employee Director serves on two or more Standing Committees. Each Committee Option Award shall vest monthly on the monthly anniversary of the date of grant in twelve (12) equal installments over the following twelve (12) months after the grant date, subject to the applicable Non-employee Director’s continued service as a member of the Board through such vesting date; provided, however, that the final monthly installment shall vest on the day immediately prior to the upcoming Annual Meeting. For purposes of this Director Compensation Program, a “Standing Committee” shall consist of the Audit Committee, the Compensation Committee or the Nominating and Governance Committee. Membership on an ad hoc committee of the Board, regardless of length of time served, shall not constitute membership on a Standing Committee for purposes of this Director Compensation Program.~~

Initial Grant for New Non-employee Directors. Without any further action of the Board, each person who, after the Effective Date, is elected or appointed for the first time to be a Non-employee Director will automatically, upon the effective date of his or her initial election or appointment to be a Non-employee Director, be granted a stock option award (a “New Director Option Award”) covering ~~20,000~~53,000 shares of the Company’s Common Stock. Each New Director Option Award shall vest monthly on the monthly anniversary of the date of grant in thirty-six (36) equal monthly installments over the following thirty-six (36) months after the grant date, subject to the applicable Non-employee Director’s continued service as a member of the Board through such vesting date.

Remaining Terms and Conditions. All options granted under this Amended Director Compensation Program shall be Non-qualified Stock Options (as defined in the Plan) and shall have a term of ten (10) years and an exercise price per share equal to 100% of the Fair Market Value (as defined in the Plan) of a share of Common Stock on the date of grant of the option (or if such date is not a trading day, the Fair Market Value of a share of the Common Stock on the most recent trading day). Each vested option will be exercisable only while the Non-employee Director remains a Non-employee Director of the Company and for a period of three (3) months thereafter (but in no event later than the expiration of the term of such option as set forth in the option grant agreement); provided, however, that, if a Non-employee Director ceases to be a Non-employee Director as a result of the Non-employee Director’s death or Disability (as defined in the Plan), the option will remain exercisable for twelve (12) months following such termination (but in no event later than the expiration of the term of such option as set forth in the option grant agreement). The remaining terms and conditions of each stock option award granted under this Amended Director Compensation Program will be as set forth in the Plan and the Company’s standard form of stock option agreement for Non-employee Directors as in effect from time to time, and as it may be amended from time to time by the Board.

Amendments

This Amended Director Compensation Policy was adopted by the Board and may be amended or terminated only by a unanimous affirmative vote of all members of the Board, subject to approval by the stockholders of the Company at any regular Annual Meeting of Stockholders that is convened, noted, and properly held.

Program Term

This Amended Director Compensation Program shall be effective ~~for~~until thirty-six (36) months from ~~the Effective Date~~May 4, 2023, the original effective date of the Non-employee Director Compensation Program.

Appendix B

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

CASSAVA SCIENCES, INC.

Cassava Sciences, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby adopts this Certificate of Amendment (this “Certificate of Amendment”), which amends its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), as described below, and does hereby further certify that:

FIRST: The Board of Directors of the Corporation duly adopted at a meeting a resolution proposing and declaring advisable the amendment to the Certificate of Incorporation described herein.

SECOND: Article SEVENTH of the Certificate of Incorporation is hereby amended by deleting and replacing in its entirety the second full paragraph of such article:

“The Board of Directors shall be divided into two classes designated as Class I and Class II, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire, and Class I directors shall be elected for a full term of two years. At the second annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire, and Class II directors shall be elected for a full term of two years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of two years to succeed the directors of the class whose terms expire at such annual meeting.”

THIRD:  The foregoing amendment was duly adopted in accordance with Section 242 of the DGCL by affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of voting stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, as required by the Certificate of Incorporation, Article SEVENTH, and pursuant to Section 242(b)(1) of the DGCL.

FOURTH:  This Certificate of Amendment shall become effective at 12:01 a.m. (Eastern) on [date], 2025, in accordance with the provisions of Sections 103 and 242 of the DGCL.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this XXth day of XXX, 2025.

Cassava Sciences, Inc.

By:

Authorized Officer

Title:    President & CEO

Name: Richard J. Barry